Filed Pursuant to Rule 424(b)(2)

File Number 333-190038

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion

Preliminary Pricing Supplement dated February 3, 2014

Pricing Supplement to the Prospectus dated July 19, 2013 and the Prospectus Supplement dated July 19, 2013

Barclays ETN+ Backwardation Long Short ETN

The Barclays ETN+ Backwardation Long Short Exchange-Traded Notes (the “ETNs”) that Barclays Bank PLC may issue from time to time are linked to the performance of the Barclays Backwardation Long Short Index Total Return Index (the “Index”). The ETNs do not pay any interest during their term and do not guarantee any return of principal at maturity, upon redemption or upon an automatic termination event. Unless an automatic termination event (as defined below) occurs, you will receive a cash payment in U.S. dollars at maturity or upon redemption based on the performance of the Index, less an investor fee.

You may lose some or all of your principal if you invest in the ETNs. Any payment on the ETNs at or prior to maturity is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.

If we were to price the ETNs for initial sale to the public as of the date of this preliminary pricing supplement, our hypothetical estimated value of the ETNs at the time of such initial pricing would be $100 per ETN. See “Risk Factors” beginning on page PS-12 of this pricing supplement for risks relating to an investment in the ETNs.

The principal terms of the ETNs are as follows:

Issuer: Barclays Bank PLC

Series: Global Medium-Term Notes, Series A

Principal Amount per ETN: $100

Inception, Issuance and Maturity: The ETNs will be first sold on [—] (the “inception date”), are expected to be first issued on [—], and will be due on [—].

Underlying Index: The return on the ETNs is linked to the performance of the Index. The Index is designed to provide investors a market neutral index—an index with an equal aggregate target weight allocated to notional long positions and notional short positions each month—that tracks the performance of a basket of long and short single commodity indices (together, the “Index Components”). Each month a non-discretionary process is used to determine which commodities will constitute the Index based on their relative degree of backwardation or contango from a universe of 23 commodities. The Index consists of notional long positions in six commodities and notional short positions in six other commodities. The Index is maintained and calculated by Barclays Bank PLC (in such capacity, the “Index Sponsor”). The official closing level of the Index is reported by the Index Sponsor on Bloomberg page “BCCFBKAT <Index>”, and the intraday level of the Index is reported on Bloomberg page [—].

Secondary Market: We plan to apply to list the ETNs on [—] (the “listing exchange”) under the ticker symbol “[—]”. If our application is approved and to the extent that the ETNs are listed and an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market.

CUSIP Number: 06742K881

ISIN: US06742K8817

Payment at Maturity

Payment at Maturity: If you hold your ETNs to maturity and an automatic termination event has not occurred, you will receive a cash payment per ETN equal to the applicable closing indicative value on the applicable final valuation date.

Closing Indicative Value: The closing indicative value for each ETN on any given calendar day will be calculated in the following manner: The closing indicative value on the inception date will equal $100. On each subsequent calendar day until maturity or early redemption, the closing indicative value will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not an index business day, one) minus (3) the investor fee on such calendar day. An “index business day” is a day on which the Index is calculated, as determined by the NYSE Euronext Holiday & Hours schedule, as published on http://www.nyx.com/en/holidays-and-hours/nyse or any successor website thereto.

Daily Index Factor: The daily index factor for each ETN on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding index business day.

Investor Fee: The investor fee for each ETN is 0.95% per year times the closing indicative value times the daily index factor, calculated on a daily basis in the following manner. The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to (1) 0.95% times (2) the closing indicative value on the immediately preceding calendar day times (3) the daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.95% per year.

Because the investor fee reduces the amount of your return at maturity or upon redemption, and the investor fee reduces the amount of your return upon early redemption, the level of the Index will need to increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption or an automatic termination event. If the increase in the level of the Index is insufficient to offset the negative effect of the investor fee, or the level of the Index decreases, you will receive less than the principal amount of your investment at maturity or upon redemption or an automatic termination event.

Early Redemption

Holder Redemption: Subject to the notification requirements described below, you may redeem your ETNs on any redemption date during the term of the ETNs. If you redeem your ETNs, you will receive a cash payment in U.S. dollars per ETN on such date in an amount equal to the closing indicative value on the applicable valuation date. You must redeem at

Cover Page, continued:

least 10,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. In order to redeem your ETNs on a redemption date, you must deliver a notice of holder redemption to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date and follow the procedures set forth under “Specific Terms of the ETNs—Redemption Procedures”. If you fail to comply with these procedures, your notice will be deemed ineffective.

Issuer Redemption: We may redeem the ETNs (in whole but not in part) at our sole discretion on any trading day on or after the inception date until and including maturity. To exercise our right to redeem, we must deliver notice to the holders of the ETNs not less than ten calendar days prior to the redemption date specified by us in such notice. If we redeem the ETNs, you will receive a cash payment in U.S. dollars per ETN in an amount equal to the closing indicative value on the applicable valuation date.

Automatic Termination Event: We will automatically redeem your ETNs (in whole only, but not in part) if, on any valuation date prior to (but not including) the final valuation date, the closing indicative value is less than the automatic termination trigger. We will redeem your ETNs on the relevant redemption date and will deliver a notice of redemption to the Depository Trust Company (“DTC”) in the form attached as Annex C that will specify such date. Upon such redemption, you will receive a cash payment equal to the automatic redemption value.

Automatic Termination Trigger: On any valuation date, the automatic termination trigger will equal 50% of the principal amount per ETN, or $50 for each ETN.

Automatic Termination Date: An automatic termination date is any valuation date on which an automatic termination event occurs.

Automatic Redemption Value: The automatic redemption value will be equal to the closing indicative value on the valuation date immediately following the automatic termination date.

Valuation Date: A valuation date means each business day from [—] to [—], inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to [—] as the “final valuation date”.

Redemption Date: In the case of holder redemption, a redemption date is the third business day following each valuation date (other than the final valuation date). The final redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date. In the case of issuer redemption, the redemption date for the ETNs is the date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice, but in any case not later than the maturity date. In case of an automatic termination event, the redemption date will be the fifth business day following the automatic termination date; provided that if calculation of the automatic redemption value is postponed as a result of a market disruption event, the redemption date will be the fifth business day after the automatic redemption value is calculated.

Business Day: A business day means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a day on which banking institutions in New York City or London, as applicable, generally are authorized or obligated by law, regulation, or executive order to close.

Trading Day: A trading day is a day on which (i) the value of the Index is published by the Index Sponsor, (ii) trading is generally conducted on the listing exchange and (iii) trading is generally conducted on the markets on which the futures contracts underlying the Index Components are traded, in each case as determined by the calculation agent in its sole discretion.

We intend to sell a portion of the ETNs on the inception date at [—]% of the stated principal amount through Barclays Capital Inc., our affiliate, as principal in the initial distribution. Following the inception date, the remainder of the ETNs will be offered and sold from time to time through Barclays Capital Inc., as agent. Sales of the ETNs by us after the inception date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the ETNs are sold to the public (or in the case of ETNs sold through dealers, 100% of the price at which the ETNs are sold to those dealers). Barclays Capital Inc. will not receive an agent’s commission in connection with sales of the ETNs. Please see “Supplemental Plan of Distribution” in this pricing supplement for more information.

We may use this pricing supplement in the initial sale of ETNs. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market-making transactions in any ETNs after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The ETNs are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Pricing Supplement dated [—], 2014

Issued in denominations of $100

TABLE OF CONTENTS

PRICING SUPPLEMENT

PRICING SUPPLEMENT SUMMARY	PS-1
RISK FACTORS	PS-12
THE INDEX	PS-23
VALUATION OF THE ETNS	PS-46
SPECIFIC TERMS OF THE ETNS	PS-47
CLEARANCE AND SETTLEMENT	PS-54
USE OF PROCEEDS AND HEDGING	PS-54
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	PS-55
SUPPLEMENTAL PLAN OF DISTRIBUTION	PS-58
NOTICE OF HOLDER REDEMPTION	A-1
CONFIRMATION OF HOLDER REDEMPTION	B-1
REDEMPTION NOTICE FOR AUTOMATIC TERMINATION EVENT	C-1

PROSPECTUS SUPPLEMENT

SUMMARY	S-1
RISK FACTORS	S-6
DESCRIPTION OF MEDIUM-TERM NOTES	S-32
TERMS OF THE NOTES	S-38
INTEREST MECHANICS	S-45
CERTAIN FEATURES OF THE NOTES	S-48
DESCRIPTION OF UNIVERSAL WARRANTS	S-57
TERMS OF THE WARRANTS	S-62
CERTAIN FEATURES OF THE WARRANTS	S-66
REFERENCE ASSETS	S-72
CLEARANCE AND SETTLEMENT	S-114
EMPLOYEE RETIREMENT INCOME SECURITY ACT	S-120
PLAN OF DISTRIBUTION	S-122
USE OF PROCEEDS AND HEDGING	S-131
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-132
VALIDITY OF SECURITIES	S-147

PROSPECTUS

FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF WARRANTS	20
GLOBAL SECURITIES	31
CLEARANCE AND SETTLEMENT	32
DESCRIPTION OF PREFERENCE SHARES	36
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	42
DESCRIPTION OF SHARE CAPITAL	48
TAX CONSIDERATIONS	49
PLAN OF DISTRIBUTION	68
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	71
WHERE YOU CAN FIND MORE INFORMATION	71
FURTHER INFORMATION	72
VALIDITY OF SECURITIES	72
EXPERTS	72
EXPENSES OF ISSUANCE AND DISTRIBUTION	73

PRICING SUPPLEMENT SUMMARY

The following is a summary of terms of the ETN+ Backwardation Long Short Exchange-Traded Notes (the “ETNs”) that Barclays Bank PLC may issue from time to time, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus and prospectus supplement. References to the “prospectus” mean our accompanying prospectus, dated July 19, 2013, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated July 19, 2013, which supplements the prospectus.

We may, without your consent, create and issue additional securities having the same terms and conditions as the ETNs. We may consolidate the additional securities to form a single class with the outstanding ETNs.

This section summarizes the following aspects of the ETNs:

•	What are the ETNs and how do they work?

•	How do you redeem your ETNs?

•	What are some of the risks of the ETNs?

•	Is this the right investment for you?

•	What are the tax consequences?

What Are the ETNs and How Do They Work?

The ETNs are medium-term notes that are uncollateralized debt obligations of Barclays Bank PLC and are linked to the performance of the Barclays Backwardation Long Short Index Total Return Index (the “Index”). The ETNs will be issued in denominations of $100.

The Index

The return on the ETNs is linked to the performance of the Index. The Index is designed to provide investors a market neutral index—an index with an equal aggregate target weight allocated to notional long positions and notional short positions each month—that tracks the performance of a basket of long and short single commodity indices (together, the “Index Components”). Each month a non-discretionary process (the “Backwardation Selection Process”) is used to determine which commodities will constitute the Index based on their relative degree of backwardation or contango from a universe of 23 commodities. The Index consists of notional long positions in six commodities and notional short positions in six other commodities. The Index is maintained and calculated by Barclays Bank PLC (in such capacity, the “Index Sponsor”). The official closing level of the Index is reported by the Index Sponsor on Bloomberg page “BCCFBKAT <Index>”, and the intraday level of the Index is reported on Bloomberg page [—].

Inception, Issuance and Maturity

The ETNs will be first sold on [—], which we refer to as their “inception date”. The ETNs are expected to be first issued on [—], and will be due on [—].

Payment at Maturity or Upon Early Redemption

If you or we have not previously redeemed your ETNs, you will receive a cash payment in U.S. dollars at maturity per ETN in an amount equal to the applicable closing indicative value on the final valuation date. Prior to maturity, you may, subject to the occurrence of an intervening automatic termination event and certain other restrictions, redeem your ETNs on any redemption date during the term of the ETNs, provided that you present at least 10,000 ETNs for redemption, or your broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles your ETNs for redemption with those of other investors to reach this minimum. If you choose to redeem your ETNs on a redemption date, you will receive a cash payment in U.S. dollars per ETN on such date in an amount equal to the closing indicative value on the applicable valuation date.

Prior to maturity, we may redeem the ETNs (in whole but not in part) at our sole discretion on any trading day on or after the inception date until and including maturity. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of the ETNs not less than ten calendar days prior to the redemption date specified by us in such notice. If we redeem the ETNs, you will receive a cash payment in U.S. dollars per ETN in an amount equal to the closing indicative value on the applicable valuation date.

Payment Upon the Occurrence of an Automatic Termination Event

We will automatically redeem your ETNs (in whole only, but not in part) if, on any valuation date prior to (but not including) the final valuation date, the closing indicative value is less than the automatic termination trigger. We will redeem your ETNs on the relevant redemption date and will deliver a notice of redemption to the Depository Trust Company (“DTC”) in the form attached as Annex C that will specify such date. Upon such redemption, you will receive a cash payment equal to the automatic redemption value.

The “automatic termination trigger” on any valuation date will equal 50% of the principal amount per ETN, or $50 for each ETN.

An “automatic termination date” is any valuation date on which an automatic termination event occurs.

The “automatic redemption value” will be equal to the closing indicative value on the valuation date immediately following the automatic termination date.

Calculation of the Closing Indicative Note Value

The “closing indicative value” for the ETNs on any calendar day will be calculated in the following manner. The closing indicative value on the inception date will equal $100. On each subsequent calendar day until maturity or redemption upon holder redemption, issuer redemption or the occurrence of an automatic termination event (together, “early redemption”), the closing indicative value will equal (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not an index business day, one) minus (3) the investor fee on such calendar day.

The “daily index factor” for each ETN on any index business day will equal (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding index business day.

The “investor fee” for each ETN is 0.95% per year times the closing indicative value times the daily index factor, calculated on a daily basis in the following manner. The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to (1) 0.95% times (2) the closing indicative value on the immediately preceding calendar day times (3) the daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.95% per year.

An “index business day” is a day on which the Index is calculated, as determined by the NYSE Euronext Holiday & Hours schedule, as published on http://www.nyx.com/en/holidays-and-hours/nyse 3643795.html or any successor website thereto.

A “valuation date” is each business day from [—] to [—], inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to [—] as the “final valuation date”.

A “redemption date” is:

•	in the case of holder redemption, the third business day following a valuation date (other than the final valuation date). The final redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date;

•	in the case of issuer redemption, the date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice, but in any case not later than the maturity date; and

•	in the case of an automatic termination event, the fifth business day following the automatic termination date; provided that if calculation of the automatic redemption value is postponed as a result of a market disruption event, the redemption date will be the fifth business day after the automatic redemption value is calculated.

A “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a day on which banking institutions in New York City or London, as applicable, generally are authorized or obligated by law, regulation, or executive order to close.

A “trading day” is a day on which (i) the value of the Index is published by the Index Sponsor, (ii) trading is generally conducted on the listing exchange and (iii) trading is generally conducted on the markets on which the futures contracts underlying the Index Components are traded, in each case as determined by the calculation agent in its sole discretion.

We will not pay you interest during the term of the ETNs.

For a further description of how your payment at maturity will be calculated, see “—Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Because the investor fee reduces the amount of your return at maturity or upon early redemption, the level of the Index must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon early redemption or an automatic termination event. If the level of the Index decreases or does not increase sufficiently, you will receive less than the principal amount of your investment at maturity or upon early redemption or an automatic termination event.

How Do You Redeem Your ETNs?

To redeem your ETNs, you must instruct your broker or other person through whom you hold your ETNs to take the following steps:

•	deliver a notice of holder redemption, which is attached as Annex A, to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of holder redemption, which is attached as Annex B;

•	deliver the signed confirmation of holder redemption to us via facsimile in the specified form by 5:00 p.m., New York City time, on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

•	instruct your Depository Trust Company (“DTC”) custodian to book a delivery vs. payment trade with respect to your ETNs on the valuation date at a price equal to the applicable closing indicative value, facing Barclays DTC 5101; and

•	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date (the third business day following the valuation date).

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If we do not receive your notice of holder redemption by 4:00 p.m., New York City time, or your confirmation of holder redemption by 5:00 p.m., New York City time, on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your ETNs on the applicable redemption date. Any redemption instructions for which we (or our affiliate) receive a valid confirmation in accordance with the procedures described above will be irrevocable. Additionally, if an automatic termination event occurs between the time at which you deliver a notice of redemption to us and the close of business on the applicable valuation date, your notice of redemption will be deemed ineffective and your ETNs will be automatically redeemed on the relevant redemption date at an amount equal to the automatic redemption value.

What Are Some of the Risks of the ETNs?

An investment in the ETNs involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in the section entitled “Risk Factors” in this pricing supplement.

•	Uncertain Principal Repayment—If the value of the Index decreases, or does not increase by an amount greater than the investor fee applicable to your ETNs, you will receive less than your original investment in the ETNs.

•	Conflicts of Interest with the Index Sponsor—Barclays Bank PLC is the Index Sponsor. The Index Sponsor is responsible for the composition, calculation and maintenance of the Index and has the discretion in a number of circumstances to make judgments in connection with the composition, calculation and maintenance of the Index. The exercise of this discretion may present the Index Sponsor with significant conflicts of interest in light of the fact that Barclays Bank PLC is the issuer of the ETNs. The Index Sponsor has no obligation to take the needs of any buyer, seller or holder of the ETNs into consideration at any time.

•	Commodity Market Risk—The return on the ETNs is linked to the performance of the Index which, in turn, is linked to the price of the futures contracts on physical commodities. Commodity prices may change unpredictably, affecting the value of the futures contracts underlying the Index Components and, consequently, the value of your ETNs in unforeseeable ways.

•	Limited or Lack of Portfolio Diversification—The Index Components are concentrated in the commodities sector. Your investment may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

•	No Interest Payments—You will not receive any periodic interest payments on the ETNs.

•	A Trading Market for the ETNs May Not Exist—We plan to apply to list the ETNs on [—] but we cannot guarantee that such application will be approved, and a trading market in the ETNs may not exist at any time. Even if there is a secondary market for the ETNs, whether as a result of any listing of the ETNs or on an over-the-counter basis, it may not provide enough liquidity to trade or sell your ETNs easily. In addition, certain affiliates of Barclays Bank PLC intend to engage in limited purchase and resale transactions in the ETNs. However, they are not required to do so and if they decide to engage in such transactions, they may stop at any time. We are not required to maintain any listing of the ETNs on any securities exchange and may cause the ETNs to be de-listed at our discretion.

•	Issuer Redemption—Subject to the procedures described in this pricing supplement, we have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without your consent on any trading day on or after the inception date until and including maturity.

Is This the Right Investment for You?

The ETNs may be a suitable investment for you if:

•	You are willing to accept the risk of fluctuations in commodity prices in general and the prices of the futures contracts underlying the Index Components in particular.

•	You are willing to accept the risk of an investment that features an automatic termination event that results in an automatic redemption of the ETNs if the closing indicative value is less than the automatic termination trigger.

•	You believe the value of the Index will increase by an amount sufficient to offset the investor fee during the term of the ETNs.

•	You are willing to hold securities that are subject to the issuer redemption right on or after the inception date.

•	You seek an investment with a return linked to the performance of the Index.

•	You do not seek current income from this investment.

•	You do not seek a guaranteed return of principal.

The ETNs may not be a suitable investment for you if:

•	You are not willing to be exposed to fluctuations in commodity prices in general and the prices of the futures contracts underlying the Index Components in particular.

•	You are not willing to accept the risk of an investment that features an automatic termination event that results in an automatic redemption of the ETNs if the closing indicative value is less than the automatic termination trigger.

•	You believe the value of the Index will decrease or will not increase by an amount sufficient to offset the investor fee during the term of the ETNs.

•	You are not willing to hold securities that are subject to the issuer redemption right on or after the inception date.

•	You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•	You seek current income from your investment.

•	You seek a guaranteed return of principal.

What Are the Tax Consequences?

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the ETNs, by purchasing the ETNs you agree to treat the ETNs for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index. If the ETNs are so treated, you should generally recognize capital gain or loss upon the sale, early redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and your tax basis in the ETNs.

The U.S. federal income tax consequences of your investment in the ETNs are uncertain. In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the ETNs as described above. However, it is possible that the Internal Revenue Service may assert an alternative treatment. Because of this uncertainty, we urge you to consult your own tax advisor as to the tax consequences of your investment in the ETNs.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the ETNs, including possible alternative treatments for your ETNs, see “Material U.S. Federal Income Tax Considerations” below.

Conflicts of Interest

Barclays Capital Inc. is an affiliate of Barclays Bank PLC and, as such, has a “conflict of interest” in this offering within the meaning of NASD Rule 2720, as administered by the Financial Industry Regulatory Authority (“FINRA”). Consequently, this offering is being conducted in compliance with the provisions of Rule 2720 (or any successor rule thereto). For more information, please refer to “Plan of Distribution—Conflict of Interest” in the accompanying prospectus supplement.

Hypothetical Examples

The following examples show how the ETNs would perform in hypothetical circumstances, assuming a starting index level of 100.0000.

Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.95% per year. The figures in these examples use the annualized effect of the investor fee (shown here as the “Yearly Fee”) for convenience.

The hypothetical examples in this section do not take into account the effects of applicable taxes. The after-tax return you receive on your ETNs will depend on the U.S. tax treatment of your ETNs and on your particular circumstances. Accordingly, the after-tax rate of return of your ETNs could be different than the after-tax return of a direct investment in the Index components or the Index.

Figures for year 10 are as of the final valuation date, and figures of each year prior to year 10 represent the hypothetical amount that would be paid upon early redemption at each anniversary of the inception date, assuming that the relevant valuation date for each early redemption occurs on each anniversary of the inception date.

These hypothetical examples are provided for illustrative purposes only. Past performance of the Index and the hypothetical performance of the ETNs are not indicative of the future results of the Index or the ETNs.

Hypothetical Examples

Example 1:

In the following hypothetical example, the level of the Index increased from 100.0000 (the initial level of the Index for purposes of this example) to 134.3916 at maturity, which represents an annualized Index return of 3.00%.

A	B	C	D	E
Year	Index Level	Annualized Index Return	Yearly Fee	Closing Indicative Value
A	B	C	C × Previous CINV × 0.95%	C × Previous CINV – D
0	100.0000	—	—	$100.0000
1	103.0000	3.00%	$0.9785	$102.0215
2	106.0900	3.00%	$0.9983	$104.0839
3	109.2727	3.00%	$1.0185	$106.1879
4	112.5509	3.00%	$1.0390	$108.3345
5	115.9274	3.00%	$1.0601	$110.5245
6	119.4052	3.00%	$1.0815	$112.7587
7	122.9874	3.00%	$1.1033	$115.0382
8	126.6770	3.00%	$1.1256	$117.3637
9	130.4773	3.00%	$1.1484	$119.7362
10	134.3916	3.00%	$1.1716	$122.1566

			Annualized Index Return 3.00%
			Annualized ETN Return 2.02%

Hypothetical Examples

Example 2:

In the following hypothetical example, the level of the Index decreased from 100.0000 (the initial level of the Index for purposes of this example) to 73.7424 at maturity, which represents an annualized Index return of -3.00%.

A	B	C	D	E
Year	Index Level	Annualized Index Return	Yearly Fee	Closing Indicative Value
A	B	C	C × Previous CINV × 0.95%	C × Previous CINV – D
0	100.0000	—	—	$100.0000
1	97.0000	-3.00%	$0.9215	$96.0785
2	94.0900	-3.00%	$0.8854	$92.3108
3	91.2673	-3.00%	$0.8506	$88.6908
4	88.5293	-3.00%	$0.8173	$85.2128
5	85.8734	-3.00%	$0.7852	$81.8712
6	83.2972	-3.00%	$0.7544	$78.6606
7	80.7983	-3.00%	$0.7249	$75.5759
8	78.3743	-3.00%	$0.6964	$72.6122
9	76.0231	-3.00%	$0.6691	$69.7647
10	73.7424	-3.00%	$0.6429	$67.0289

			Annualized Index Return -3.00%
			Annualized ETN Return -3.92%

Hypothetical Examples

Example 3:

In the following hypothetical example, the level of the Index increased from 100.0000 (the initial level of the Index for purposes of this example) to 105.1140 at maturity, which represents an annualized Index return of 0.50%.

This example shows that the return on the ETNs may be negative even if the performance of the Index is positive, due to the effect of the investor fee.

A	B	C	D	E
Year	Index Level	Annualized Index Return	Yearly Fee	Closing Indicative Value
A	B	C	C × Previous CINV × 0.95%	C × Previous CINV – D
0	100.0000	—	—	$100.0000
1	100.5000	0.50%	$0.9548	$99.5453
2	101.0025	0.50%	$0.9504	$99.0926
3	101.5075	0.50%	$0.9461	$98.6419
4	102.0151	0.50%	$0.9418	$98.1934
5	102.5251	0.50%	$0.9375	$97.7468
6	103.0378	0.50%	$0.9332	$97.3023
7	103.5529	0.50%	$0.9290	$96.8598
8	104.0707	0.50%	$0.9248	$96.4194
9	104.5911	0.50%	$0.9206	$95.9809
10	105.1140	0.50%	$0.9164	$95.5444
			Annualized Index Return 0.50%
			Annualized ETN Return -0.45%

Hypothetical Examples

Example 4:

In the following hypothetical example, the level of the Index increased and then decreased over the term of the ETNs such that the closing level of the Index on the final valuation date was equal to the initial level of the Index of 100.0000, which represents an annualized Index return of 0.00%.

This example shows that the return on the ETNs may be negative even if the performance of the Index is positive during a certain portion of the term of the ETNs and flat over the entire term of the ETNs, due to the effect of the investor fee.

A	B	C	D	E
Year	Index Level	Annualized Index Return	Yearly Fee	Closing Indicative Value
A	B	C	C × Previous CINV × 0.95%	C × Previous CINV – D
0	100.0000	—	—	$100.0000
1	103.0000	3.00%	$0.9785	$102.0215
2	106.0900	3.00%	$0.9983	$104.0839
3	109.2727	3.00%	$1.0185	$106.1879
4	112.5509	3.00%	$1.0390	$108.3345
5	115.9274	3.00%	$1.0601	$110.5245
6	112.5509	-2.91%	$1.0194	$106.2859
7	109.2727	-2.91%	$0.9803	$102.2099
8	106.0900	-2.91%	$0.9427	$98.2902
9	103.0000	-2.91%	$0.9066	$94.5208
10	100.0000	-2.91%	$0.8718	$90.8960
			Annualized Index Return 0.00%
			Annualized ETN Return -0.95%

Hypothetical Examples

Example 5:

In the following hypothetical example, the closing level of the Index decreased from 100.0000 (the initial level of the Index for purposes of this example) to 52.4160, resulting in a closing indicative note value of $49.9818 as of the first valuation date in year 6, such that an automatic termination event would have been triggered on such date if the ETNs were outstanding at that time. On the valuation date immediately following the hypothetical automatic termination event, the closing indicative note value had decreased to $49.7306, and would have been the automatic redemption value paid to investors.

A	B	C	D	E
Year	Index Level	Annualized Index Return	Yearly Fee	Closing Indicative Value
A	B	C	C × Previous CINV × 0.95%	C × Previous CINV – D
0	100.0000			$100.0000
1	87.8930	-12.11%	$0.8350	$87.0580
2	77.2517	-12.11%	$0.7269	$75.7909
3	67.8989	-12.11%	$0.6328	$65.9821
4	59.6783	-12.11%	$0.5509	$57.4427
5	52.4531	-12.11%	$0.4796	$50.0084

Date	Index Level		Investor Fee Year to Date	Closing Indicative Value
Day 1 of Year 6	52.4160		$0.0013	$49.9818
Day 2 of Year 6	52.1539		$0.0013	$49.7306

		Automatic Redemption Value:		$49.7306

RISK FACTORS

The ETNs are unsecured promises of Barclays Bank PLC and are not secured debt. The ETNs are riskier than ordinary unsecured debt securities. The return on the ETNs is linked to the performance of the Index. Investing in the ETNs is not equivalent to investing directly in Index Components or the Index itself. See “The Index” below for more information.

This section describes the most significant risks relating to an investment in the ETNs. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement, before investing in the ETNs.

Even If the Value of the Index at Maturity or upon Early Redemption Exceeds the Initial Level, You May Receive Less Than the Principal Amount of Your ETNs

Because the investor fee reduces the amount of your return at maturity or upon early redemption, the value of the Index must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon early redemption of your ETNs. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.95% per year. Therefore, if the value of the Index decreases or does not increase sufficiently to offset the investor fee, you will receive less than the principal amount of your investment at maturity or upon early redemption of your ETNs.

You Will Not Benefit from Any Increase in the Value of the Index If Such Increase Is Not Reflected in the Value of the Index on the Applicable Valuation Date

If the Index does not increase by an amount sufficient to offset the investor fee between the inception date and the applicable valuation date (including the final valuation date), we will pay you less than the principal amount of your ETNs at maturity or upon early redemption. This will be true even if the value of the Index as of some date or dates prior to the applicable valuation date would have been sufficiently high to offset the investor fee.

We Will Automatically Redeem Your ETNs if, on Any Valuation Date Prior To (But Not Including) the Final Valuation Date, the Closing Indicative Value Is Less than the Automatic Termination Trigger

If, on any valuation date prior to (but not including) the final valuation date, the closing indicative value is less than the automatic termination trigger, an automatic termination event will be deemed to have occurred and the ETNs will be automatically redeemed (in whole only, but not in part) in an amount equal to the automatic redemption value. Upon the occurrence of an automatic termination event, the ETNs will be automatically redeemed even if the intraday indicative value or market price of the ETNs is greater than the automatic termination trigger at any time after the occurrence of the automatic termination event. The automatic redemption value will be equal to the closing indicative value on the valuation date immediately following the automatic termination date.

The Occurrence of an Automatic Termination Event May Adversely Affect the Value of, and the Ability to Sell or Redeem, the ETNs

As discussed above, we will automatically redeem the ETNs (in whole only, but not in part) upon the occurrence of an automatic termination event. The payment you receive following the redemption of your ETNs in this situation will be significantly less than the principal amount of your ETNs and, if the level of the Index continues to decrease precipitously from the occurrence of the automatic termination event to the time at which the automatic redemption value is determined, may equal $0. The automatic redemption of the ETNs upon the occurrence of automatic termination event may adversely impact your ability to sell your ETNs, and/or the price at which you may be able to sell your ETNs, following the occurrence of an automatic termination event. Additionally, if you elect to redeem your ETNs and an automatic termination event occurs after your election but prior to the close of business on the applicable valuation date, your election to redeem will be deemed ineffective, and your ETNs will be automatically redeemed on the relevant redemption date at an amount equal to the automatic redemption value.

If an Automatic Termination Event Occurs, Your Payment on the Relevant Redemption Date May Be Less Than the Closing Indicative Value at the Time of the Automatic Termination Event

As discussed above, we will automatically redeem the ETNs (in whole only, but not in part) if the closing indicative value is less than the applicable automatic termination trigger. Because the automatic redemption value is equal to the closing indicative value on the valuation date immediately following the automatic termination date, there will be a significant delay between the time at which an automatic termination event occurs and the time at which the automatic redemption value is determined. It is possible that the market prices of the relevant futures contracts underlying the Index Components may vary significantly between the time of the automatic termination event and the time the automatic redemption value is determined, including potentially as a result of our trading activities during this period, as described further in the risk factor “Trading and Other Transactions by Barclays Bank PLC or Its Affiliates in Instruments Linked to the Index or the Index Components May Impair the Market Value of the ETNs, Could Trigger an Automatic Termination Event and, Upon the Occurrence of an Automatic Termination Event, Could Adversely Affect the Automatic Redemption Value of the ETNs”. As a result, you may receive a payment following an automatic termination event that is significantly less than the closing indicative value on the date of the automatic termination event. The minimum automatic redemption value is $0 per ETN, meaning that you can lose up to your entire principal amount following the occurrence of an automatic termination event.

If the ETNs Are Automatically Redeemed Following the Occurrence of an Automatic Termination Event, You Will Not Benefit From Any Subsequent Increase in the Level of the Index

If, on any valuation date prior to (but not including) the final valuation date, the closing indicative value is less than the automatic termination trigger, an automatic termination event will be deemed to have occurred and the ETNs will be automatically redeemed. Following the occurrence of an automatic termination event, you will not benefit from any subsequent increase in the level of the Index even if such increase occurs prior to the redemption date. Instead, you will receive a payment on the relevant redemption date equal to the automatic redemption value.

The Backwardation Selection Process may be Ineffective for the Long Portfolio and Short Portfolio, Producing Returns that Underperform Other Commodity Indices; the Index may Decrease in Price and Decrease the Value of Your Notes

The underlying premise of the Backwardation Selection Process is based on the observation that, historically, commodities with low inventories have tended to outperform commodities with high inventories, and that price-based measures, such as the degree of “backwardation” in the forward price curve can be used to help assess the current state of commodity inventories. The Long Portfolio consists of notional long positions in the Long Index Components (as described below) selected by applying the Backwardation Selection Process each month, which is a proprietary method that is intended to select commodities that have the highest degree of observed backwardation (or least degree of contango). The Short Portfolio consists of notional short positions in the Short Index Components (as described below) selected by the Backwardation Selection Process intended to select commodities that have the lowest degree of observed backwardation (or highest degree of contango). However, there can be no guarantee that the selection process will succeed in these objectives. As described further under “The Index—The Long Portfolio and Short Portfolio—Backwardation Selection Process and Calculation of the New Index Positions”, the Backwardation Selection Process evaluates the degree of backwardation in the futures price curve for 23 commodities and selects six Index Commodities each month with the highest degree of observed backwardation and six commodities with the lowest degree of observed backwardation. The Backwardation Selection Process may not effectively measure the degree of backwardation or capture the benefits of this measure. Furthermore, even if the Backwardation Selection Process is successful in identifying the commodities that exhibit the highest and lowest degree of backwardation within the universe of the 23 commodities listed in Table 3: Index Components, Futures Contracts and Commodity

Exchanges under “The Index—The Long Portfolio and Short Portfolio” below, the degree of backwardation at any given time is not necessarily an accurate indication of future prices at relevant times during the term of the ETNs. As compared to an index that simply tracks the Long Portfolio or the Short Portfolio, the Index may provide lower returns under some market conditions. For example, if the long components of the Long Portfolio decrease in value or if short components of the Short Portfolio increase by an amount such that the resulting decreased value of the Short Portfolio offsets an increase in value of the Long Portfolio, the level of the Index, and market value of the ETNs, will decline. If the Backwardation Selection Process proves to be ineffective, then an investment in the ETNs may underperform a corresponding investment in instruments linked to other commodity indices or other backwardation measures, possibly by a substantial margin.

There Are Restrictions on the Minimum Number of ETNs You May Redeem and on the Dates on Which You May Redeem Them

You must redeem at least 10,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of holder redemption from you by no later than 4:00 p.m., New York City time, and a confirmation of holder redemption by no later than 5:00 p.m., New York City time, on the business day prior to the applicable valuation date. If we do not receive your notice of holder redemption by 4:00 p.m., New York City time, or your confirmation of holder redemption by 5:00 p.m., New York City time, on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your ETNs on the applicable redemption date. Your notice of holder redemption and confirmation of holder redemption will not be effective until we confirm receipt. Additionally, if an automatic termination event occurs after we receive your notice of redemption but prior to the close of business on the applicable valuation date, your notice of redemption will be deemed ineffective and we will automatically redeem your ETNs on the relevant redemption date at an amount equal to the automatic redemption value. See “Specific Terms of the ETNs—Redemption Procedures” for more information.

We May Redeem the ETNs at Any Time on or after the Inception Date

We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without your consent on any trading day on or after the inception date until and including maturity. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of the ETNs not less than ten calendar days prior to the redemption date specified by us in such notice. In this scenario, the ETNs will be redeemed on the date specified by us in the issuer redemption notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice.

If we exercise our right to redeem the ETNs, the payment you receive may be less than the payment that you would have otherwise been entitled to receive at maturity, and you may not be able to reinvest any amounts received on the redemption date in a comparable investment. Our right to redeem the ETNs may also adversely impact your ability to sell your ETNs, and/or the price at which you may be able to sell your ETNs, following delivery of the issuer redemption notice.

The Market Value of the ETNs May Be Influenced by Many Unpredictable Factors, Including Volatile Commodities Prices

The market value of the ETNs may fluctuate between the date you purchase them and the applicable valuation date. You may also sustain a significant loss if you sell the ETNs in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the ETNs. We expect that generally the value of the relevant futures contracts and the Index will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include:

•	prevailing spot price for the physical commodities underlying the Index Components;

•	the time remaining to the maturity of the ETNs;

•	supply and demand for the ETNs, including inventory positions with Barclays Capital Inc. or any market maker;

•	economic, financial, political, regulatory, geographical, biological, or judicial events that affect the level of the Index or the market price of the commodities futures underlying the Index Components (see “—Commodity Prices May Change Unpredictably, Affecting the Value of the Index and the Value of the ETNs in Unforeseeable Ways” for more information);

•	the general interest rate environment; or

•	the creditworthiness of Barclays Bank PLC.

These factors interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

Suspension or Disruption of Market Trading in Commodities and Related Futures May Adversely Affect the Value of Your ETNs

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including a lack of liquidity in the markets, the participation of speculators and potential government regulation and intervention. Certain exchanges, or the U.S. Commodity Futures Trading Commission, commonly referred to as the “CFTC”, could suspend or terminate trading in a particular futures contract or contracts in order to address market emergencies. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the level of the Index and, therefore, the market value of the ETNs.

Future Prices of the Futures Contracts Underlying the Index Components That Are Different Relative to Their Current Prices May Result in a Reduced Amount Payable at Maturity or Upon Early Redemption

Each Index Component is composed of commodity futures contracts rather than physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that comprise the Index approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October may be replaced by a contract for delivery in November. This process is referred to as “rolling”. If the market for these contracts is (putting aside other considerations) in “backwardation”, which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield”. The actual realization of a potential roll yield will be dependent upon the level of the related spot price relative to the unwind price of the commodity futures contract at the time of sale of the contract. While many of the contracts included in the Index Components have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities reflected in the Index Components have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative “roll yields”, which could adversely affect the value of the Index and, accordingly, decrease the payment you receive at maturity or upon redemption.

Changes in Law or Regulation Relating to Commodities Futures Contracts May Adversely Affect the Market Value of the ETNs and the Amounts Payable on Your ETNs

Commodity futures contracts, such as those underlying the Index Components, are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries. The Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Dodd-Frank Act”, provides for substantial changes in the regulation of the futures and over-the-counter derivatives markets. Among other things, the Dodd-Frank Act is intended to limit speculation and increase transparency in the commodity derivatives markets and regulate the over-the-counter derivatives markets. The legislation requires regulators, including the CFTC, to adopt rules on a variety of issues, many of which have been adopted and have become effective. In addition, certain significant components of the Dodd-Frank Act regulatory scheme, including registration and reporting requirements, as well as centralized clearing requirements for certain products and market participants, have been implemented. However, the Dodd-Frank Act regulatory scheme has not yet been fully implemented, and the ultimate impact of the regulations on the markets and market participants cannot yet be determined.

Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses. This requirement becomes effective for certain products from February 2014. In addition, the legislation requires registration of, and imposes regulations on, swap dealers and major swap participants. The legislation also authorizes the CFTC, subject to certain requirements, to adopt rules with respect to the establishment of limits on futures and swap positions that are not entered into or maintained for “bona fide” hedging purposes, as defined in the legislation, and the CFTC has proposed such rules. In addition, the legislation requires the CFTC to apply its position limits across the futures positions held by a market participant on any exchange or trading facility, together with its positions in swaps that are “economically equivalent” to the specified exchange-traded futures that are subject to the position limits. The enactment of the Dodd-Frank Act, and the CFTC’s adoption of rules on position limits, could limit the extent to which entities can enter into transactions in exchange-traded futures contracts as well as related swaps and could make participation in the markets more burdensome and expensive. Any such limitations could restrict or prevent our ability to hedge our obligations under the Notes. Industry trade groups filed a lawsuit against the CFTC challenging the rules adopted by the CFTC on position limits. On September 28, 2012, the U.S. District Court for the District of Columbia granted a summary judgment motion in favor of the industry trade groups that vacated and remanded the position limit rules adopted by the CFTC. On November 5, 2013, the CFTC voluntarily dismissed its appeal of the ruling and re-proposed for public comment new position limit rules largely similar to the vacated rules. If ultimately adopted by the CFTC, the position limit rules will likely limit transactions in the futures and over-the-counter derivative markets and could substantially reduce liquidity and increase commodity market volatility. This could, in turn, adversely affect the prices of such contracts and, in turn, the market value of the ETNs and the amounts payable on the ETNs. In addition, other parts of the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap market and therefore in the futures markets, which would further restrict liquidity, increase volatility and adversely affect prices, which could in turn adversely affect the value of the Index.

Other regulatory organizations have proposed, and in the future may propose, further reforms similar to those enacted by the Dodd-Frank Act or other legislation which could have an adverse impact on the liquidity and depth of the commodities, futures and derivatives markets. For example, the European Commission recently published a proposal developed by the European Securities and Markets Authority (“ESMA”), which updates the Markets in Financial Instruments Directive, commonly known as “MiFID II,” and the Markets in Financial Instruments Regulation, commonly known as “MiFIR.” The scope of the final regulations and the degree to which member states will be allowed discretion in implementing the directive is yet to be seen. If these regulations are adopted, including, for example, regulations requiring position limits, they could substantially reduce liquidity and increase volatility in the commodities futures contracts such as those underlying the Index Components, which could adversely affect the prices of such contracts and, in turn, the market value of the ETNs and the amounts payable on the ETNs at maturity or upon early redemption. The European Commission has also adopted the European Market Infrastructure Regulation (“EMIR”), which requires many over-the-counter derivatives to be centrally cleared and, together with technical standards published and to be published by ESMA, will establish margin and capital requirements for non-centrally cleared over-the-counter derivatives. There exists potential for inconsistency between regulations issued by the CFTC and technical standards adopted under EMIR, which could lead to market fragmentation.

Concentration Risks Associated with the Index May Adversely Affect the Value of the ETNs

Because the ETNs are linked to the Index, the components of which are comprised of contracts on physical commodities, they will be less diversified than other funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You should be aware, in particular, that other commodities indices may be more diversified in terms of both the number of and variety of futures contracts on commodities than the Index. Your investment may carry risks similar to a concentrated securities investment in a limited number of industries or sectors. Moreover, if several futures contracts in a particular sector have the highest degree of backwardation (or lowest degree of contango) as determined by the Backwardation Selection Process, then the Long Portfolio portion of the Index will be concentrated in that particular sector. Likewise, the weighting of positions in the Short Portfolio based on the same Backwardation Selection Process at any given time could result in a higher short concentration in particular sectors.

The Index Components May in the Future Include Contracts That Are Not Traded on Regulated Futures Exchanges

The Index Components are currently based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). However, the Index Components may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the U.S. Commodity Exchange Act of 1936, or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in the Index Components, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

The Intra-month Daily Weightings of the Selected Commodities May Diverge Substantially from the Target Weight For Each Selected Commodity

As described in the section entitled “The Index—The Long Portfolio and Short Portfolio—Backwardation Selection Process and Calculation of the New Index Positions”, the notional target weight for the each Short Index Component and Long Index Component is calculated on each Backwardation Observation Date. However, as a result of the relative performance of these different Index Components, the intra-month weightings of the Index Components may differ, perhaps substantially, from the target weighting. A significant divergence in weightings between the Index Components and the target weight may adversely impact the level of the Index, and the value of the ETNs. It may also affect the diversification and concentration of the Index.

Commodity Prices May Change Unpredictably, Affecting the Value of the Index and the Value of the ETNs in Unforeseeable Ways

Trading in futures contracts on physical commodities, including trading in the futures contracts underlying the Index Components, is speculative and can be extremely volatile. Market prices of such futures contracts may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; and monetary and other governmental policies, action and inaction. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the Index and therefore the value of your ETNs in varying ways, and different factors may cause the prices of the futures contracts underlying the Index Components, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

Historical Values of the Index or the Index Components Should Not Be Taken as an Indication of the Future Performance of the Index During the Term of the ETNs

The actual performance of the Index and the Index Components over the term of the ETNs, as well as the amount payable at maturity or upon early redemption, may bear little relation to the historical values of the Index or the Index Components, which have been highly volatile.

Changes in the Treasury Bill Rate of Interest May Affect the Value of the Index and the ETNs

Because the value of the Index is linked, in part, to the Treasury Bill rate of interest that could be earned on cash collateral invested in specified Treasury Bills, changes in the Treasury Bill rate of interest may affect the amount payable on the ETNs at maturity or upon early redemption and, therefore, the market value of the ETNs. Assuming the trading prices of the futures contracts underlying the Index Components remain constant, an increase in the Treasury Bill rate of interest will increase the value of the Index and, therefore, the value of the ETNs. A decrease in the Treasury Bill rate of interest will adversely impact the value of the Index and, therefore, the value of the ETNs.

Changes in Our Credit Ratings May Affect the Market Value of Your ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the ETNs. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your ETNs. However, because the return on your ETNs is dependent upon certain factors in addition to our ability to pay our obligations on your ETNs, an improvement in our credit ratings will not reduce the other investment risks related to your ETNs.

You Will Not Receive Interest Payments on the ETNs or Have Rights in the Futures Contracts Underlying the Index Components

You will not receive any periodic interest payments on the ETNs. As an owner of the ETNs, you will not have rights that investors in the futures contracts underlying the Index Components may have. Your ETNs will be paid in cash, and you will have no right to receive delivery of the futures contracts underlying the Index Components or commodities underlying such futures contracts.

There May Not Be an Active Trading Market in the ETNs; Sales in the Secondary Market May Result in Significant Losses

Although we plan to apply to list the ETNs on [—], we cannot guarantee that such application will be approved, and a trading market for the ETNs may not exist at any time. Even if there is a secondary market for the ETNs, whether as a result of any listing of the ETNs or on an over-the-counter basis, it may not provide enough liquidity to trade or sell your ETNs easily. In addition, although certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the ETNs, they are not required to do so, and if they decide to engage in such transactions, they may stop at any time. We are not required to maintain any listing of the ETNs on any securities exchange and may cause the ETNs to be de-listed at our discretion.

Trading and Other Transactions by Barclays Bank PLC or Its Affiliates in Instruments Linked to the Index or the Index Components May Impair the Market Value of the ETNs, Could Trigger an Automatic Termination Event and, Upon the Occurrence of an Automatic Termination Event, Could Adversely Affect the Automatic Redemption Value of the ETNs

As described in the section entitled “Use of Proceeds and Hedging” in this pricing supplement, we or one or more of our affiliates may hedge our obligations under the ETNs by purchasing futures contracts underlying the Index Components (including the underlying physical commodities) or the Index Components or the Index, or other derivative instruments with returns linked to the performance of the Index Components or the Index, and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing. Although they are not expected to, any of these hedging activities may adversely affect the market price of the futures contracts underlying the Index Components and the value of the Index and, therefore, the market value of the ETNs. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the ETNs declines.

We or one or more of our affiliates may also engage in trading in the futures contracts underlying the Index Components (including the underlying physical commodities) or the Index Components or Index, and other investments relating to the Index Components or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities could adversely affect the market price of the Index Components or the value of the Index and, therefore, the market value of the ETNs and/or the closing indicative value, which could trigger the occurrence of an automatic termination event. In addition, we would expect to continue to engage in these activities from the occurrence of an automatic termination event to the time at which the automatic redemption value is determined, and accordingly such activities could have an adverse effect on the automatic redemption value of the ETNs.

We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the ETNs and/or the closing indicative value, which could trigger the occurrence of an automatic termination event. With respect to any of the activities described above, neither Barclays Bank PLC nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the ETNs into consideration at any time.

The Liquidity of the Market for the ETNs May Vary Materially Over Time

As stated on the cover of this pricing supplement, we intend to sell a portion of the ETNs on the inception date, and the remainder of the ETNs will be offered and sold from time to time through Barclays Capital Inc., our affiliate, as agent. Also, the number of ETNs outstanding or held by persons other than our affiliates could be reduced at any time due to holder redemptions of the ETNs. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may elect to redeem your ETNs prior to maturity, holder redemption is subject to the conditions and procedures described elsewhere in this pricing supplement, including the condition that you must redeem at least 10,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date.

Our Business Activities May Create Conflicts of Interest

We and our affiliates expect to play a variety of roles in connection with the issuance of the ETNs. As noted above, we and our affiliates expect to engage in trading activities related to Index Components (including the underlying future contracts and physical commodities) or the Index, or other derivative instruments with returns linked to futures contracts, interest rates or the Index that are not for the accounts of holders of the ETNs or on their behalf. These trading activities may present a conflict between the holders’ interest in the ETNs and the interests that we and our affiliates will have in our and our affiliates’ proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management. These trading activities, if they influence the value of the Index, could be adverse to the interests of the holders of the ETNs.

Moreover, we and our affiliates have published and in the future expect to publish research reports with respect to some or all of the physical commodities underlying the Index Components and future contracts and physical commodities generally. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the ETNs. The research should not be viewed as a recommendation or endorsement of the ETNs in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by us, Barclays Capital Inc. or our other affiliates may affect market price of the Index Components and the Index value and, therefore, the market value of the ETNs. With respect to any of the activities described above, neither Barclays Bank PLC nor any of its affiliates has any obligation to take the needs of any buyer, seller or holder of the ETNs into consideration at any time.

As Index Sponsor, Barclays Bank PLC Will Have the Authority to Make Determinations That Could Materially Affect the ETNs in Various Ways and Create Conflicts of Interest

Barclays Bank PLC is the Index Sponsor. The Index Sponsor is responsible for the composition, calculation and maintenance of the Index. As discussed in “Specific Terms of the ETNs—Discontinuance or Modification of the Index” in this pricing supplement, the Index Sponsor has the discretion in a number of circumstances to make judgments and take actions in connection with the composition, calculation and maintenance of the Index, and any such judgments or actions may adversely affect the value of the ETNs.

The role played by the Index Sponsor, and the exercise of the kinds of discretion described above and in “Specific Terms of the ETNs—Discontinuance or Modification of the Index” could present it with significant conflicts of interest in light of the fact that Barclays Bank PLC is the issuer of the ETNs. The Index Sponsor has no obligation to take the needs of any buyer, seller or holder of the ETNs into consideration at any time.

The Policies of the Index Sponsor and Changes That Affect the Composition and Valuation of the Index or the Index Components Could Affect the Amount Payable on the ETNs and Their Market Value

The policies of the Index Sponsor concerning the calculation of the level of the Index could affect the value of the Index and, therefore, the amount payable on the ETNs at maturity or upon early redemption and the market value of the ETNs prior to maturity.

The Index Sponsor may modify the methodology for calculating the Index value. In addition, as described in “The Index—Modifications to the Index” in this pricing supplement, under a number of circumstances the Index Sponsor may make certain changes to the way in which the Index is calculated. The Index Sponsor may also discontinue or suspend calculation or publication of the Index, in which case it may become difficult to determine the market value of the Index. Any such changes could adversely affect the value of the ETNs.

If events such as these occur, or if the Index value is not available or cannot be calculated for any reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the Index value. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the ETNs—Discontinuation or Modification of the Index” and “Specific Terms of the ETNs—Role of Calculation Agent”.

There Are Potential Conflicts of Interest Between You and the Calculation Agent

Initially, Barclays Bank PLC serves as the calculation agent. The calculation agent will, among other things, decide the amount of the return paid out to you on the ETNs at maturity or upon early redemption. For a more detailed description of the calculation agent’s role, see “Specific Terms of the ETNs—Role of Calculation Agent” in this pricing supplement.

If the Index Sponsor were to discontinue or suspend calculation or publication of the Index, it may become difficult to determine the market value of the ETNs. If events such as these occur, or if the value of the Index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the value of the Index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the ETNs—Role of Calculation Agent” in this pricing supplement.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Index has occurred or is continuing on a valuation date, including the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability to unwind our or our affiliates’ hedge positions. Since these determinations by the calculation agent may affect the market value of the ETNs, the calculation agent may have a conflict of interest if it needs to make any such decision.

If a Market Disruption Event Has Occurred or Exists on a Valuation Date, the Calculation Agent Can Postpone the Determination of the Closing Indicative Value, the Automatic Redemption Value or the Maturity Date or a Redemption Date

The determination of the value of the Index on a valuation date, including the final valuation date, may be postponed if the calculation agent determines that a market disruption event with respect to the Index has occurred or is continuing on such valuation date. If such a postponement occurs, the value of the futures contracts unaffected by the market disruption event shall be determined on the scheduled valuation date, and the value of the affected futures contracts shall be determined using the closing values of the affected futures contracts on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date for the ETNs be postponed by more than five trading days. As a result, the maturity date or a redemption date (in the case of either holder redemption or issuer redemption) for the ETNs could also be postponed, although not by more than five trading days. If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the Index value for such day. See “Specific Terms of the ETNs—Market Disruption Event” in this pricing supplement.

Similarly, if the calculation agent is prevented from determining the automatic redemption value because a market disruption event occurs or is continuing following the occurrence of an automatic termination event, the calculation agent may determine the automatic redemption value when the market disruption event has ceased to occur. However, if such market disruption event is continuing on the fifth trading day after the automatic termination date, the calculation agent may make a good faith estimate in its sole discretion of the value of the Index and will determine the automatic redemption value prior to the close of trading on the fifth trading day. See also “If the ETNs Are Automatically Redeemed Following the Occurrence of an Automatic Termination Event, You Will Not Benefit From Any Subsequent Increase in the Level of the Index”.

Postponement of a Valuation Date May Result in a Reduced Amount Payable at Maturity or Upon Early Redemption

As the payment at maturity or upon early redemption is a function of, among other things, the applicable daily index factor on the final valuation date or applicable valuation date, as the case may be, the postponement of any valuation date may result in the application of a different applicable daily index factor and, accordingly, decrease the payment you receive at maturity or upon early redemption.

The Tax Consequences Are Uncertain

The U.S. federal income tax treatment of the ETNs is uncertain and the Internal Revenue Service could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, the Internal Revenue Service issued a notice in 2007 indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the ETNs and whether all or part of the gain you may recognize upon the sale, early redemption or maturity of an instrument such as the ETNs should be treated as ordinary income. Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contract and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the ETNs (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until early redemption or maturity. The outcome of this process is uncertain. Similarly, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the ETNs after the bill was enacted to accrue interest income on a current basis. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your ETNs.

Moreover, it is possible that the Internal Revenue Service could seek to tax your ETNs by reference to your deemed ownership of the futures contracts underlying the long and short positions in the Index Components that are included in the Index. In such a case, it is possible that Section 1256 of the Internal Revenue Code could apply to your ETNs, in which case any gain or loss that you recognize with respect to the ETNs that is attributable to the regulated futures contracts represented in the Index could be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the ETNs. Under this approach, you could also be required to mark such portion of the ETNs to market at the end of each taxable year (i.e., recognize gain, and possibly loss, as if the relevant portion of your ETNs had been sold for fair market value). Under this alternative treatment, you could also be required to (i) recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or each time a futures contract tracked by the Index Components rolls, and (ii) currently accrue ordinary interest income in respect of the notional interest component of the Index Components.

For a discussion of the U.S. federal income tax treatment applicable to your ETNs as well as other potential alternative characterizations for your ETNs, please see the discussion under “Material U.S. Federal Income Tax Considerations” below. You should consult your tax advisor as to the possible alternative treatments in respect of the ETNs.

THE INDEX

The Barclays Backwardation Long Short Total Return Index (the “Index”) is a Barclays proprietary commodities index that is designed to provide investors a market neutral index—an index with target weights of one-half of the total notional allocation of the Index allocated to notional long positions and negative one-half allocated to notional short positions each month—that tracks the performance of a basket of long and short single commodity indices (the “Long Portfolio” and the “Short Portfolio,” respectively). The Target Weights of the Long Portfolio and Short Portfolio are determined by applying the Backwardation Selection Process, described in more detail below under “—The Long Portfolio and Short Portfolio—Backwardation Selection Process and Calculation of the New Index Positions”. To capture these returns, the Index uses weighted notional positions in certain Barclays proprietary single commodity indices (each, an “Index Component” and, collectively, the “Index Components”). Each Index Component references a futures contract on the relevant commodity on a rolling basis. The Index’s Long Portfolio consists of six notional long positions in Long Index Components (as described below) and the Index’s Short Portfolio consists of six notional short positions in Short Index Components (as described below), each selected by applying the Backwardation Selection Process each month. The underlying premise of the Backwardation Selection Process is based on the observation that, historically, commodities with low inventories have tended to outperform commodities with high inventories, and that price-based measures, such as the degree of “backwardation” in the forward price curve, can be used to help assess the current state of commodity inventories. If the forward price curve for a particular commodity is in “backwardation”, the prices of the contracts with shorter-term expirations are higher than for contracts with longer-term expirations. Conversely, if the forward price curve for a particular commodity is in “contango,” the prices are lower for contracts with shorter term expirations than for contracts with longer-term expirations. Empirical evidence suggests that backwardated curves for particular commodities are associated with low levels of physical inventory. These commodities may have the potential to outperform other commodities with lower degrees of backwardation (or higher degrees of contango) associated with relatively higher inventories. Inventories act as a shock absorber for commodity prices by providing a source of commodity supply in the case of a demand spike or supply disruption. When inventory levels are low, they are less effective in fulfilling their role as a commodity price shock absorber. Therefore, commodity prices may be more susceptible to upward price shocks in the case of increased demand or reduced supply.

The Backwardation Selection Process is used to determine the commodities that have the highest degree of backwardation (or least degree of contango) from a universe of 23 commodities each month. The commodities are ranked each month in descending order according to the degree of backwardation as observed by the Backwardation Selection Process. To construct the Long Portfolio, the Index takes notional long positions in six Index Components (described below under “—Index Components”) corresponding to the commodities with the highest degree of observed backwardation (or least degree of contango) as selected by the Backwardation Selection Process (each a “Long Index Component”). Depending on the commodity underlying the Long Index Component, these positions are in one of (i) Barclays 3-Month Deferred Indices (“3 Month Deferred Indices”), (ii) Barclays Single Commodity Nearby Indices (“Nearby Indices”), or (iii) in the case of certain agricultural commodities, Barclays Liquidity Indices with custom liquidity-adjusted futures schedules (“Liquidity Indices”). To construct the Short Portfolio, the Index takes notional short positions in six Index Components corresponding to the commodities with the lowest degree of observed backwardation (or highest degree of contango) as selected by the Backwardation Selection Process (each a “Short Index Component”). These positions are in Nearby Indices. Each month, each Index Component corresponding to one of the six commodities selected for the Long Portfolio will have a Target Weight equal to one-twelfth of the total notional allocation of the Index and each Index Component corresponding to one of the six commodities selected for the Short Portfolio will have a target weight equal to negative one-twelfth of the total notional allocation of the Index (each such target weight, a “Target Weight”), and any remaining Index Components not selected will be assigned a 0% target weight.

As described in more detail below, the six Long Index Components and six Short Index Components selected by the Backwardation Selection Process are assigned equal Target Weights, except that the target weights in the Short Portfolio are negative to denote they are short positions. As the levels of the Index Components fluctuate over time, however, the actual weightings may differ from their respective target weights. To minimize potential weighting differences and return the Index Components to their target weights as determined by the Backwardation Selection Process, the Index rebalances the weights of the Index Components each calendar month.

Both the Long Index Components and the Short Index Components are single commodity indices referencing exchange-traded futures contracts on the relevant physical commodities, which are rolled on a regular basis according to pre-determined schedules as described herein. As described below in the section entitled “—Commodity Futures Markets”, futures contracts are, by their terms, subject to expiration and investors seeking to maintain exposure to a particular futures contract are required to close out their position in the expiring futures contract and establish a new position in a futures contract with a later expiry date, a process referred to as “rolling”.

Each of the Index Components is linked to a futures contract for one of the commodities listed in Table 1 below. As of the date hereof, the Long Portfolio consists of long positions in the Long Index Components and the Short Portfolio consists of short positions in the Short Index Components (as a result of the negative weighting), in each case by reference to the Target Weights set forth below. As described further in “—Calculation of the Index” below, because the level of the Index increases when the commodity indices (the Long Index Components) in the Long Portfolio increase and when the commodity indices (the Short Index Components) in the Short Portfolio decrease, in absolute terms the performance of the Index on any day generally tracks the difference between the performance of the commodity indices of the Long Portfolio and commodity indices of the Short Portfolio.

The Long Index Component and Short Index Component Target Weights listed in Table 1 are rounded to two decimal places. A negative Target Weight listed in Table 1 denotes a short position.

The related futures contract and exchange for each commodity underlying each of the Index Components are set forth in Table 3 below.

Barclays Bank PLC is the Index Sponsor (the “Index Sponsor”) in respect of the Index and each Index Component. The Index Sponsor will calculate the Closing Level of the Index for each index business day. The Index Sponsor will publish the Closing Level of the Index as soon as reasonably practicable on or after each index business day, subject to the occurrence of Force Majeure Events or Index Disruption Events as described herein. The Index will be calculated in U.S. dollars. The level of the Index is also reported on Bloomberg under the ticker BCCFBKAT Index or any successor thereto. An “index business day” is a day on which the Index (as well as each of the Index Components) is calculated, as determined by the NYSE Euronext Holidays & Hours schedule, as published on http://www.nyx.com/en/holidays-and-hours/nyse or any successor website thereto. Any deviation from such index business day schedule will be announced by the Index Sponsor.

Table 1: Index Components and Target Weights as of the date of this pricing supplement

	Commodity	Long Index Component Target Weight	Short Index Component Target Weight
1	Brent Crude	8.33%	0%
2	Gas Oil	0%	0%
3	Heating Oil	0%	0%
4	Natural Gas	0%	0%
5	Unleaded Gasoline (RBOB)	8.33%	0%
6	WTI Crude Oil	8.33%	0%
7	Aluminum	0%	8.33%
8	Copper	0%	0%
9	Lead	0%	0%
10	Nickel	0%	0%
11	Zinc	0%	0%
12	Gold	0%	0%
13	Silver	0%	0%
14	Cocoa	0%	0%
15	Coffee	0%	8.33%
16	Corn	0%	8.33%
17	Cotton	8.33%	0%
18	Kansas Wheat	0%	8.33%
19	Soybeans	8.33%	0%
20	Sugar	0%	8.33%
21	Wheat	0%	8.33%
22	Live Cattle	0%	0%
23	Lean Hogs	8.33%	0%

Commodity Futures Markets

Futures contracts on physical commodities are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, the futures contract underlying each Index Component is an exchange-traded futures contract. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is herein referred to as “short”) and acquired by the purchaser (whose position is herein referred to as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity must close out its position in the expiring contract (the “nearby futures contract”) and establish a new position in a contract with a later-dated delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month may, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This would “roll” the November position into a December position, and, when the November contract expires, the market participant would still have a long position in the first nearby delivery month.

Roll yield may be generated as a result of holding futures contracts. When longer-dated contracts are priced lower than the nearer contract and spot prices, the market is in “backwardation”, and positive roll yield may be generated when higher-priced near-term futures contracts are “sold” to “buy” and hold lower priced longer-dated contracts. When the opposite is true and longer-dated contracts are priced higher than the nearer contracts and spot prices, the market is in “contango”, and negative roll yields may result from the “sale” of lower priced near-term futures contracts to “buy” and hold higher priced longer-dated contracts.

Traditional commodity indices based on futures contracts generally roll into the futures contract expiring in the next nearest delivery month (or the contract closest to expiration that satisfies such indices’ pre-determined roll schedule) (each such contract a “next nearby futures contract”).

The return from investing in a futures contract derives from changes in the price of the relevant futures contract (the “price return”) and any interest earned on the cash deposited as the initial margin for the purchase of the relevant futures contract (the “collateral return”). A total return index comprised of futures contracts reflects returns from both sources—price return and collateral return. An excess return index comprised of futures contracts reflects the price return of the relevant futures contracts, but does not include collateral return. The Index is a Total Return Index.

Futures exchanges and clearing houses in the United States are subject to regulation by the CFTC. The CFTC and/or exchanges or clearing houses may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions, and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

The Long Portfolio and Short Portfolio

The Long Portfolio consists of notional long positions in Long Index Components and the Short Portfolio consists of notional short positions (as a result of negative Target Weights) in Short Index Components, in each case selected by applying the Backwardation Selection Process (as described below). As noted above, both portfolios are constructed based on the observation that, historically, commodities with low inventories have tended to outperform commodities with higher inventories, and that the price-based measures, such as the degree of “backwardation” in the futures price curve, can be used to help assess the current state of commodity inventories. If the futures price curve for a particular commodity is in “backwardation”, the prices of the contracts with shorter-term expirations are higher than for contracts with longer-term expirations. Conversely, if the futures price curve for a particular commodity is in “contango” the prices are lower with shorter term expirations than for contracts with longer-term expirations. The strategy is based on the theory that backwardated curves are associated with low levels of physical inventory.

Each month, the Backwardation Selection Process is used to evaluate the shape of the futures price curve for the commodities in Table 1 above (each an “Index Commodity”). Each Index Component corresponding to one of the six commodities with the greatest degree of observed backwardation (or least degree of contango) (the “Selected Long Commodities”) is assigned a Target Weight equal to one-twelfth of the total notional allocation of the Index. Each Index Component corresponding to one of the six commodities with the least degree of observed backwardation (or greatest degree of contango) (the “Selected Short Commodities”) is assigned a target weight equal to negative one-twelfth of the total notional allocation of the Index. The Selected Short Commodities together with the Selected Long Commodities constitute the “Selected Commodities”). The Index Components not selected are given a 0% target weight for the following month. The level of backwardation is measured between the nearby contract and the contract for delivery approximately one year in the future. This one year timeframe is selected in order to avoid any effects seasonality may have on certain commodities (described in more detail under “—Backwardation Selection Process” below).

The Long Portfolio will thus consist of the Long Index Components listed in Table 2 below for the Selected Long Commodities and the Short Portfolio will consist of the Short Index Components Listed in Table 2 below for the Selected Short Commodities. The Index Components (the Nearby Indices, the 3 Month Deferred Indices and the Liquidity Indices) and the roll schedule for such components as can be selected for the Long Portfolio and the Short Portfolio are discussed herein under “—Index Components”.

Backwardation Selection Process and Calculation of the New Index Positions

On the third index business day for each calendar month (the “Backwardation Observation Date”), a non-discretionary process referred to as the Backwardation Selection Process is used to determine which commodities will be Selected Long Commodities and Selected Short Commodities (noting that each Selected Long Commodity has a one-twelfth Target Weight and each Selected Short Commodity has a Target Weight of negative one-twelfth) for the current month (subsequent to the roll period for that month). The Selected

Long Commodities and Selected Short Commodities are determined using the following steps:

Step 1: Calculate the Backwardation Measure for each Index Commodity

The first step is to calculate the Backwardation Measure for each Index Commodity, which expresses the degree of backwardation for such commodity. The “Backwardation Measure” is the ratio of the Front Contract futures price and the Back Contract futures price, adjusted by an annualization factor that is based on the difference between the number of days until the expiry dates of the Front Contract and Back Contract.

For each Index Commodity, the “Front Contract” means the contract on the relevant exchange whose last trading date falls after but closest in time to that Backwardation Observation Date. The last trading date means the last day the contract is scheduled to trade on the applicable exchange. The “Back Contract” is the contract that falls closest in time to but not after the one year anniversary of the delivery month of that Front Contract. If on the Backwardation Observation Date no closing price is published by the relevant exchange for either the Front Contract or Back Contract for the relevant commodity, then the closing prices for the Front Contract and the Back Contract of such commodity will be the closing price last published by the exchange on the same day falling prior to the Backwardation Observation Date as determined by the Index Sponsor.

Step 2: Rank the Index Commodities According to their Backwardation Measure and Allocate a One-Twelfth Target Weight to each Selected Long Commodity and Selected Short Commodity

The second step is to rank the Index Commodities by the Backwardation Measure. Each Long Index Component corresponding to the one of six Selected Long Commodities is assigned a Target Weight equal to one-twelfth of the total notional allocation of the Index. For purposes of calculating the Index return in respect of the short positions (which generate positive returns generally if the commodity indices that are the Short Index Components decrease), the Index’s methodology assigns a Target Weight of negative one-twelfth of the total notional allocation of the Index to each Short Index Component corresponding to the six Selected Short Commodities. The Index Components not selected are given a 0% Target Weight for the following month. If two or more commodities have the same Backwardation Measure, then such commodities will be ranked in the order of their relative ranking determined on the immediately preceding Backwardation Observation Date.

Table 2 below shows the Selected Long Commodities and Selected Short Commodities for the Index as of the tenth index business day of each month (after the roll period) since August 2012. The Index was launched on November 23, 2010. Past performance of the index is not indicative of future results.

Step 3: Calculate the New Index Positions

The third step is to determine the new index positions that the Index will notionally have in each Index Component following the completion of the monthly rebalancing. For each Index Component, the new index position is equal to the Target Weight of such Index Component (as determined by the Backwardation Selection Process in Step 2 above) multiplied by the level of the Index on the index business day prior to the Rebalancing Date and divided by the Price of the Index Component on the same date. See the discussion below under “Rebalancing of the Index” for an explanation of the Index’s behavior during the monthly rebalancing process.

Table 2: Selected Commodities of the Index since August 2012

Month	Commodities Represented in the Long Portfolio	Commodities Represented in the Short Portfolio
August 2012	Brent Crude, Corn, Gas Oil, Soybeans, Unleaded Gasoline, Wheat	Aluminum, Coffee, Cotton, Lean Hogs, Live Cattle, Natural Gas
September 2012	Brent Crude, Corn, Gas Oil, Heating Oil, Soybeans, Unleaded Gasoline	Coffee, Cotton, Lean Hogs, Live Cattle, Natural Gas, Sugar
October 2012	Brent Crude, Corn, Gas Oil, Heating Oil, Soybeans, Unleaded Gasoline	Coffee, Cotton, Lean Hogs, Live Cattle, Natural Gas, Zinc
November 2012	Brent Crude, Corn, Gas Oil, Heating Oil, Soybeans, Unleaded Gasoline	Coffee, Cotton, Lean Hogs, Live Cattle, Natural Gas, Zinc
December 2012	Brent Crude, Corn, Gas Oil, Heating Oil, Soybeans, Unleaded Gasoline	Coffee, Cotton, Lean Hogs, Live Cattle, Natural Gas, Wheat
January 2013	Brent Crude, Corn, Gas Oil, Lean Hogs, Soybeans, Unleaded Gasoline	Coffee, Cotton, Kansas Wheat, Natural Gas, Sugar, Wheat
February 2013	Brent Crude, Corn, Gas Oil, Lean Hogs, Soybeans, Unleaded Gasoline	Coffee, Kansas Wheat, Live Cattle, Natural Gas, Sugar, Wheat
March 2013	Brent Crude, Corn, Cotton, Gas Oil, Soybeans, Unleaded Gasoline	Coffee, Kansas Wheat, Lean Hogs, Natural Gas, Sugar, Wheat
April 2013	Brent Crude, Corn, Heating Oil, Soybeans, Unleaded Gasoline, WTI Crude	Aluminum, Coffee, Kansas Wheat, Sugar, Wheat, Zinc
May 2013	Brent Crude, Corn, Lean Hogs, Soybeans, Unleaded Gasoline, WTI Crude	Aluminum, Coffee, Kansas Wheat, Sugar, Wheat, Zinc
June 2013	Brent Crude, Corn, Lean Hogs, Soybeans, Unleaded Gasoline, WTI Crude	Aluminum, Coffee, Kansas Wheat, Sugar, Wheat, Zinc
July 2013	Brent Crude, Corn, Lean Hogs, Soybeans, Unleaded Gasoline, WTI Crude	Aluminum, Coffee, Kansas Wheat, Natural Gas, Sugar, Wheat
August 2013	Brent Crude, Cotton, Lean Hogs, Soybeans, Unleaded Gasoline, WTI Crude	Aluminum, Coffee, Corn, Natural Gas, Wheat, Zinc
September 2013	Brent Crude, Cotton, Lean Hogs, Soybeans, Unleaded Gasoline, WTI Crude	Aluminum, Coffee, Corn, Natural Gas, Wheat, Zinc
October 2013	Brent Crude, Gas Oil, Lean Hogs, Soybeans, Unleaded Gasoline, WTI Crude	Aluminum, Coffee, Corn, Lead, Natural Gas, Zinc
November 2013	Brent Crude, Gas Oil, Lean Hogs, Soybeans, Unleaded Gasoline, WTI Crude	Aluminum, Coffee, Corn, Natural Gas, Wheat, Zinc
December 2013	Brent Crude, Heating Oil, Lean Hogs, Soybeans, Unleaded Gasoline, WTI Crude	Aluminum, Coffee, Corn, Natural Gas, Sugar, Wheat

Index Components

The Long Index Components and Short Index Components corresponding to an Index Commodity are set forth below in Table 3. The Index Components are excess return indices. The level of each Index Component on any index business day shall be the level published and calculated by the Index Sponsor.

Table 3: Index Components, Futures Contracts and Commodities Exchanges

	Index Commodity	Long Index Component	Short Index Component	Futures Contract	Commodities Exchange
1	Brent Crude	Barclays Brent Crude 3 Month Deferred ER	Barclays Brent Crude Nearby ER	Brent Crude	ICE Futures Europe
2	Gas Oil	Barclays Gas Oil 3 Month Deferred ER	Barclays Gas Oil Nearby ER	Gasoil	ICE Futures Europe
3	Heating Oil	Barclays Heating Oil 3 Month Deferred ER	Barclays Heating Oil Nearby ER	Heating Oil	New York Mercantile Exchange
4	Natural Gas	Barclays Natural Gas 3 Month Deferred ER	Barclays Natural Gas Nearby ER	Henry Hub Natural Gas	New York Mercantile Exchange
5	Unleaded Gasoline (RBOB)	Barclays Unleaded Gasoline 3 Month Deferred ER	Barclays Unleaded Gasoline Nearby ER	Reformulated Gasoline Blendstock for Oxygen Blending (RBOB)	New York Mercantile Exchange
6	WTI Crude Oil	Barclays WTI Crude 3 Month Deferred ER	Barclays WTI Crude Nearby ER	Light, Sweet Crude Oil	New York Mercantile Exchange
7	Aluminum	Barclays Aluminium 3 Month Deferred ER	Barclays Aluminium Nearby ER	Aluminum (Primary)	London Metal Exchange
8	Copper	Barclays Copper 3 Month Deferred ER	Barclays Copper Nearby ER	Copper (Grade A)	London Metal Exchange
9	Lead	Barclays Lead 3 Month Deferred ER	Barclays Lead Nearby ER	Lead (Standard)	London Metal Exchange
10	Nickel	Barclays Nickel 3 Month Deferred ER	Barclays Nickel Nearby ER	Nickel (Primary)	London Metal Exchange
11	Zinc	Barclays Zinc 3 Month Deferred ER	Barclays Zinc Nearby ER	Zinc (Special High Grade)	London Metal Exchange
12	Gold	Barclays Gold Nearby ER	Barclays Gold Nearby ER	Gold	Commodity Exchange, Inc.
13	Silver	Barclays Silver Nearby ER	Barclays Silver Nearby ER	Silver	Commodity Exchange, Inc.
14	Cocoa	Barclays Cocoa Nearby ER	Barclays Cocoa Nearby ER	Cocoa	ICE Futures U.S.
15	Coffee	Barclays Coffee Liquidity ER	Barclays Coffee Nearby ER	Coffee “C”	ICE Futures U.S.
16	Corn	Barclays Corn Liquidity ER	Barclays Corn Nearby ER	Corn	Chicago Board of Trade
17	Cotton	Barclays Cotton Liquidity ER	Barclays Cotton Nearby ER	Cotton No. 2	ICE Futures U.S.
18	Kansas Wheat	Barclays Kansas Wheat Liquidity ER	Barclays Kansas Wheat Nearby ER	Hard Red Winter Wheat	Kansas Board of Trade
19	Soybeans	Barclays Soybeans Liquidity ER	Barclays Soybeans Nearby ER	Soybeans	Chicago Board of Trade
20	Sugar	Barclays Sugar Liquidity ER	Barclays Sugar Nearby ER	Sugar No. 11	ICE Futures U.S.
21	Wheat	Barclays Wheat Liquidity ER	Barclays Wheat Nearby ER	Wheat	Chicago Board of Trade
22	Live Cattle	Barclays Live Cattle 3 Month Deferred ER	Barclays Live Cattle Nearby ER	Live Cattle	Chicago Mercantile Exchange
23	Lean Hogs	Barclays Lean Hogs Liquidity ER	Barclays Lean Hogs Nearby ER	Lean Hogs	Chicago Mercantile Exchange

The Nearby Indices

Each Index Component that is a Nearby Index reflects the returns available by maintaining a rolling position in the related futures contract in Table 4 below.

Each Nearby Index is composed of a single commodity futures contract for an Index Commodity that, prior to roll period (as described below), is the futures contract set forth in Table 4 below for that month (the “current futures contract”). Each Nearby Index maintains its exposure to the related commodity futures contract by closing out its position in the current futures contract and establishing a new position in the futures contract set forth in Table 4 below for the next succeeding month during the roll period (the “roll futures contract”). Subject to the occurrence of a roll adjustment event, each Nearby Index rolls from the current futures contract to the next nearby roll futures contract from the fifth to the ninth index business day of each month (the “roll period” and each such day, a “roll day”).

Table 4: Roll Schedule for the Nearby Indices

Nearby Index & Bloomberg Ticker	Launch Date*	Futures Contract	Futures contract delivery months as at the first index business day of each month
			Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Barclays WTI Crude Nearby ER Index BCC2CL0P Index	11/7/2007	Light, Sweet Crude Oil	G	H	J	K	M	N	Q	U	V	X	Z	F
Barclays Brent Crude Nearby ER Index BCC2CO0P Index	11/7/2007	Brent Crude Oil	H	J	K	M	N	Q	U	V	X	Z	F	G
Barclays Heating Oil Nearby ER Index BCC2HO0P Index	10/4/2007	Heating Oil	G	H	J	K	M	N	Q	U	V	X	Z	F
Barclays Unleaded Gasoline Nearby ER Index BCC2RB0P Index	2/6/2008	Reformulated Gasoline Blendstock for Oxygen Blending (RBOB)	G	H	J	K	M	N	Q	U	V	X	Z	F
Barclays Natural Gas Nearby ER Index BCC2NG0P Index	11/7/2007	Natural Gas	G	H	J	K	M	N	Q	U	V	X	Z	F
Barclays Copper Nearby ER Index BCC2LP0P Index	6/19/2008	Copper (Grade A)	G	H	J	K	M	N	Q	U	V	X	Z	F
Barclays Gold Nearby ER Index BCC2GC0P Index	11/7/2007	Gold	G	J	J	M	M	Q	Q	Z	Z	Z	Z	G
Barclays Silver Nearby ER Index BCC2SI0P Index	11/7/2007	Silver	H	H	K	K	N	N	U	U	Z	Z	Z	H
Barclays Lead Nearby ER Index BCC2LL0P Index	11/7/2007	Lead (Standard)	G	H	J	K	M	N	Q	U	V	X	Z	F
Barclays Cocoa Nearby ER Index BCC2CC0P Index	2/13/2008	Cocoa	H	H	K	K	N	N	U	U	Z	Z	Z	H
Barclays Aluminium Nearby ER Index BCC2LA0P Index	11/7/2007	Aluminum	G	H	J	K	M	N	Q	U	V	X	Z	F

Nearby Index & Bloomberg Ticker	Launch Date*	Futures Contract	Futures contract delivery months as at the first index business day of each month
			Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Barclays Nickel Nearby ER Index BCC2LN0P Index	11/7/2007	Nickel	G	H	J	K	M	N	Q	U	V	X	Z	F
Barclays Zinc Nearby ER Index BCC2LZ0P Index	11/7/2007	Zinc	G	H	J	K	M	N	Q	U	V	X	Z	F
Barclays Coffee Nearby ER Index BCC2KC0P Index	6/19/2008	Coffee	H	H	K	K	N	N	U	U	Z	Z	Z	H
Barclays Corn Nearby ER Index BCC2CN0P Index	11/7/2007	Corn	H	H	K	K	N	N	U	U	Z	Z	Z	H
Barclays Cotton Nearby ER Index BCC2CT0P Index	11/7/2007	Cotton	H	H	K	K	N	N	Z	Z	Z	Z	Z	H
Barclays Soybeans Nearby ER Index BCC2SO0P Index	11/7/2007	Soybeans	H	H	K	K	N	N	X	X	X	X	F	F
Barclays Sugar Nearby ER Index BCC2SB0P Index	11/7/2007	Sugar	H	H	K	K	N	N	V	V	V	H	H	H
Barclays Wheat Nearby ER Index BCC2WH0P Index	10/4/2007	Wheat	H	H	K	K	N	N	U	U	Z	Z	Z	H
Barclays Kansas Wheat Nearby ER Index BCC2KW0P Index	11/7/2007	Hard Red Winter Wheat	H	H	K	K	N	N	U	U	Z	Z	Z	H
Barclays Live Cattle Nearby ER Index BCC2LC0P Index	11/7/2007	Live Cattle	G	J	J	M	M	Q	Q	V	V	Z	Z	G
Barclays Lean Hogs Nearby ER Index BCC2LH0P Index	11/7/2007	Lean Hogs	G	J	J	M	M	N	Q	V	V	Z	Z	G

Each letter in the table above corresponds to the month listed in the table below:

F	G	H	J	K	M	N	Q	U	V	X	Z
Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

*	Date the Index Sponsor began to calculate the relevant Nearby Index.

For example, on the first index business day of January, the Barclays WTI Crude Nearby ER Index (the “WTI Crude Nearby Index”) is composed of the Light, Sweet Crude Oil futures contract with a delivery month of February. During the January roll period, the WTI Crude Nearby Index maintains its exposure to the Light, Sweet Crude Oil futures contract by closing out its position in the Light, Sweet Crude Oil futures contract with a delivery month of February and establishing a new position in the Light, Sweet Crude Oil futures contract with a delivery month of March.

Each Nearby Index is an excess return index reflecting the price return and roll return of the relevant futures contract but not the collateral return.

Each Nearby Index is maintained and calculated by the Index Sponsor, and is denominated in U.S. dollars. The Index Sponsor calculates the level of each Nearby Index at the close of business, New York time, on each index business day with respect to such index business day and publishes it on http://ecommerce.barclays.com/indices, or any successor website thereto, shortly thereafter. The level of each Nearby Index is also reported on Bloomberg under the tickers set forth in Table 4 above. In the event of any discrepancy between the level of the Index published on http://ecommerce.barclays.com/indices (or any successor website) and the level of the Index published on Bloomberg, the level of the Index published on http://ecommerce.barclays.com/indices (or any successor website) shall prevail.

Calculation of Each Nearby Index

The level of each Nearby Index is deemed to have been 100.0000 on December 31, 1998. The date on which the Index Sponsor began to calculate each Nearby Index is specified in Table 4. All data relating to the period prior to the respective launch date listed below is an historical estimate by the Index Sponsor using the available data as to how the Nearby Indices may have performed in the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance. As described below, the Calculation of Each Nearby Index also relates to the calculation of the Deferred Indices and the Liquidity Indices with the modifications discussed under “—The 3 Month Deferred Indices” and “—The Liquidity Indices”, respectively, below. On any index business day, the level of each Nearby Index is equal to:

ERt = ERt-1 × (1+ PRt)

Where:

“ERt” means the Nearby Index level on index business day t;

“ERt-1” means the Nearby Index level on the index business day that immediately precedes index business day t; and

“PRt” means the daily price return of the current futures contract on index business day t calculated using the formulae below.

The Nearby Index level is rounded to seven significant figures (with halves rounded up).

The daily price return (“PRt”) on any given index business day outside of the roll period is calculated as follows:

Where:

“PRt” means the daily price return of the current futures contract on index business day t;

“Pk,t” means the closing price for the current futures contract on index business day t; and

“Pk,t-1” means the closing price for the current futures contract on the index business day that immediately precedes index business day t.

The daily price return (“PRt”) on any given index business day during the roll period is calculated as follows:

Where:

“PRt” means the daily price return of the current futures contract, and roll futures contract, on index business day t;

“CWk,t-1” means, subject to the occurrence of a roll adjustment event, the contract weight for the current futures contract on the index business day that immediately precedes index business day t; the contract weight for the current futures contract is equal to 1.0 at the start of each month and is reduced by one fifth on each roll day, starting on the first roll day, such that on the last roll day during the roll period, it is equal to 0.0;

“Pk,t” means the closing price for the current futures contract, on index business day t;

“Pk,t-1” means the closing price for the current futures contract on the index business day that immediately precedes index business day t;

“P’k,t” means the closing price for the roll futures contract on index business day t;

“P’k,t-1” means the closing price for the roll futures contract on the index business day that immediately precedes index business day t; and

“t” refers to an index business day.

Roll Adjustments for Nearby Indices

If, on any index business day during a roll period, a “roll adjustment event” occurs, then the contract weight for the current futures contract will not decrease by one fifth, and the portion of the roll that would otherwise have taken place on such index business day (the “deferred portion”) will roll on the next index business day on which no roll adjustment event is occurring. If roll adjustment events occur on successive index business days during the roll period, then all deferred portions will roll on the next index business day on which no roll adjustment event is occurring. If such next index business day is also a roll day, then both the deferred portion(s) and the portion scheduled to roll on such roll day will roll on such next index business day. If the roll of the current futures contract into the roll futures contract is not completed during the roll period as a result of the occurrence of one or more roll adjustment events on one or more roll days, then the deferred portion(s) will roll on the first index business day after the roll period on which no roll adjustment event is occurring.

Any of the following will constitute a “roll adjustment event”:

•	the relevant commodities exchange or other price source is not open for trading;

•	a failure by the relevant commodities exchange or other price source to announce or publish the closing price(s) for the relevant futures contract(s);

•	a material limitation, suspension, or disruption of trading in the relevant futures contract;

•	the closing price(s) for the relevant futures contract(s) is a “limit price”, which means that the closing price has increased or decreased from the previous day’s closing price by the maximum amount permitted under the relevant commodity exchange rules; or

•	any other event that the Index Sponsor determines may materially interfere with the ability of participants on the applicable exchange to acquire, establish, re-establish, substitute, maintain, unwind or dispose of positions in the relevant futures contracts or the proper functioning of the relevant commodities exchange.

The 3 Month Deferred Indices

The 3 Month Deferred Indices are similar to the corresponding Nearby Indices with the exception that each 3 Month Deferred Index invests in a contract which is a specified number of months after the delivery month of the nearby contract. The 3 Month Deferred Indices seek to avoid the pronounced congestion, roll yield, and volatility associated with the front-end of the curve.

Each 3 Month Deferred Index is composed of a single commodity futures contract that, prior to the roll period (as described below), is the futures contract set forth in Table 5 below (the “deferred current futures contract”). Each 3 Month Deferred Index maintains its exposure to the related commodity futures contract by closing out its position in the deferred current futures contract and establishing a new position in the futures contract set forth in Table 5 below for the next succeeding month (three months deferred) during the roll period (the “deferred roll futures contract”). Subject to the occurrence of a roll adjustment event, each 3 Month Deferred Index rolls from the deferred current futures contract to the deferred roll futures contract from the fifth to the ninth index business day of each month (the “roll period” and each such day, a “roll day”).

Each 3 Month Deferred Index is an excess return index reflecting the price return and the roll return of the relative futures contract but not the collateral return.

Each 3 Month Deferred Index is maintained and calculated by the Index Sponsor, and is denominated in U.S. dollars. The Index Sponsor calculates the level of each 3 Month Deferred Index at the close of business, New York time, on each index business day with respect to such index business day and publishes it on http://ecommerce.barclays.com/indices, or any successor website thereto, shortly thereafter. The level of each 3 Month Deferred Index is also reported on Bloomberg under the tickers set forth in Table 5. In the event of any discrepancy between the level of the Index published on http://ecommerce.barclays.com/indices (or any successor website) and the level of the Index published on Bloomberg, the level of the Index published on http://ecommerce.barclays.com/indices (or any successor website) shall prevail.

Table 5: Roll Schedule for the 3 Month Deferred Indices

Nearby Index & Bloomberg Ticker	Launch Date*	Futures Contract	Futures contract delivery months as at the first index business day of each month
			Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Barclays Brent Crude 3M Deferred ER Index BCC2CO3P Index	5/12/2008	Brent Crude	M	N	Q	U	V	X	Z	F	G	H	J	K
Barclays WTI Crude 3M Deferred ER Index BCC2CL3P	5/12/2008	WTI Crude	K	M	N	Q	U	V	X	Z	F	G	H	J
Barclays Heating Oil 3M Deferred ER BCC2HO3P Index	5/12/2008	Heating Oil	K	M	N	Q	U	V	X	Z	F	G	H	J
Barclays Copper 3M Deferred ER BCC2LP3P Index	5/12/2008	Copper (Grade A)	K	M	N	Q	U	V	X	Z	F	G	H	J
Barclays Gas Oil 3M Deferred ER BCC2GO3P Index	5/12/2008	Gasoil	K	M	N	Q	U	V	X	Z	F	G	H	J
Barclays Unleaded Gasoline 3M Deferred ER Index BCC2RB3P Index	5/12/2008	Reformulated Gasoline Blendstock for Oxygen Blending (RBOB)	K	M	N	Q	U	V	X	Z	F	G	H	J
Barclays Natural Gas 3M Deferred ER Index BCC2NG3P Index	5/12/2008	Henry Hub Natural Gas	K	M	N	Q	U	V	X	Z	F	G	H	J
Barclays Aluminium 3M Deferred ER BCC2LA3P Index	5/12/2008	Aluminum (Primary)	K	M	N	Q	U	V	X	Z	F	G	H	J
Barclays Lead 3M Deferred ER BCC2LL3P Index	5/12/2008	Lead (Standard)	K	M	N	Q	U	V	X	Z	F	G	H	J
Barclays Nickel 3M Deferred ER BCC2LN3P Index	5/12/2008	Nickel (Primary)	K	M	N	Q	U	V	X	Z	F	G	H	J
Barclays Zinc 3M Deferred ER BCC2LZ3P Index	5/12/2008	Zinc (Special High Grade)	K	M	N	Q	U	V	X	Z	F	G	H	J
Barclays Live Cattle 3M Deferred ER BCC2LC3P Index	5/12/2008	Live Cattle	M	M	Q	Q	V	V	Z	Z	G	G	J	J

*	Date the Index Sponsor began to calculate the relevant 3 Month Deferred Index.

Calculation of Each 3 Month Deferred Index

The level of each 3 Month Deferred Index is deemed to have been 100.0000 on December 31, 1998. The date on which the Index Sponsor began to calculate each 3 Month Deferred Index is specified in Table 5 above. All data relating to the period prior to the respective launch date listed below is an historical estimate by the Index Sponsor using the available data as to how the 3 Month Deferred Indices may have performed in the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance.

On any index business day, the level of the 3 Month Deferred Index is equal to an amount calculated in accordance with the formula described above under “—Calculation of Each Nearby Index”, except that (i) the current futures contract on index business day t is the deferred current futures contract and (ii) the roll futures contract on index business day t (in the case of an index business day during the roll period) is the deferred roll futures contract.

Roll Adjustments for 3 Month Deferred Indices

The 3 Month Deferred Indices are subject to the same roll adjustment rules as the Nearby Indices, as described under “—Roll Adjustments for Nearby Indices” above, except that (i) the current futures contract is the deferred current futures contract and (ii) the roll futures contract is the deferred roll futures contract.

The Liquidity Indices

The Liquidity Indices are similar to the corresponding Nearby Indices except that each Liquidity Index invests based on static roll schedule created to target the most liquid contracts for each commodity.

Each Liquidity Index is composed of a single commodity futures contract that, prior to the roll period (as described below), is the futures contract set forth in Table 6 below (the “liquidity current futures contract”). Each Liquidity Index maintains its exposure to the related commodity futures contract by closing out its position in the liquidity current futures contract and establishing a new position in the futures contract with the highest liquidity. Rather than automatically rolling into the next nearby futures contract delivery month, a Liquidity Index for a particular Selected Commodity has a predetermined roll schedule that employs a modification to the standard roll methodology and instead compares the liquidity current futures contract to the futures schedule for the relevant contract with a view to selecting the most liquid contract to roll into (the “liquidity roll futures contract”). Subject to the occurrence of a roll adjustment event, each Liquidity Index rolls from the liquidity current futures contract to the liquidity roll futures contract from the fifth to the ninth index business day of each month (the “roll period” and each such day, a “roll day”).

Each Liquidity Index is an excess return index reflecting the price return and the roll return of the relative futures contract but not the collateral return.

Each Liquidity Index is maintained and calculated by the Index Sponsor, and is denominated in U.S. dollars. The Index Sponsor calculates the level of each Liquidity Index at the close of business, New York time, on each index business day with respect to such index business day and publishes it on http://ecommerce.barclays.com/indices, or any successor website thereto, shortly thereafter. The level of each Liquidity Index is also reported on Bloomberg under the tickers set forth in Table 6. In the event of any discrepancy between the level of the Liquidity Index published on http://ecommerce.barclays.com/indices (or any successor website) and the level of the Liquidity Index published on Bloomberg, the level of the Liquidity Index published on http://ecommerce.barclays.com/indices (or any successor website) shall prevail.

Table 6: Roll Schedule for the Liquidity Indices

Liquidity Index & Bloomberg Ticker	Launch Date*	Futures Contract	Futures contract delivery months as at the first index business day of each month
			Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Barclays Coffee Liquidity ER BCCFKCLP Index	11/23/2010	Coffee “C”	H	H	N	N	N	Z	Z	Z	H	H	H	H
Barclays Corn Liquidity ER BCCFCNLP Index	11/23/2010	Corn	N	N	N	Z	Z	Z	Z	Z	N	N	N	N
Barclays Cotton Liquidity ER BCCFCTLP Index	11/23/2010	Cotton No. 2	H	H	Z	Z	Z	Z	Z	Z	Z	H	H	H
Barclays Kansas Wheat Liquidity ER BCCFKWLP Index	11/23/2010	Hard Red Winter Wheat	N	N	N	N	N	Z	Z	Z	Z	Z	Z	N
Barclays Soybeans Liquidity ER BCCFSOLP Index	11/23/2010	Soybeans	N	N	N	X	X	X	X	N	N	N	N	N
Barclays Sugar Liquidity ER BCCFSBLP Index	11/23/2010	Sugar No. 11	V	V	V	V	V	V	H	H	H	H	H	V
Barclays Wheat Liquidity ER BCCFWHLP Index	11/23/2010	Wheat	N	N	N	Z	Z	Z	Z	Z	N	N	N	N
Barclays Lean Hogs Liquidity ER BCCFLHLP Index	11/23/2010	Lean Hogs	M	M	M	Q	V	V	Z	Z	G	G	J	J

*	Date the Index Sponsor began to calculate the relevant Liquidity Index.

Calculation of Each Liquidity Index

The level of each Liquidity Index is deemed to have been 100.0000 on December 31, 1998. The date on which the Index Sponsor began to calculate each Liquidity Index is November 23, 2010. All data relating to the period prior to the respective launch date listed below is an historical estimate by the Index Sponsor using the available data as to how the Liquidity Indices may have performed in the pre-launch period. Such data does not represent actual performance and should not be interpreted as an indication of actual performance.

On any index business day, the level of the Liquidity Index is equal to an amount calculated in accordance with the formula described above under “—Calculation of Each Nearby Index”, except that (i) the current futures contract is the liquidity current futures contract and (ii) the roll futures contract is the liquidity roll futures contract.

Roll Adjustments for Liquidity Indices

The Liquidity Indices are subject to the same roll adjustment rules as the Nearby Indices, as described under “—Roll Adjustments for Nearby Indices” above, except that (i) the current futures contract is the liquidity current futures contract and (ii) the roll futures contract is the liquidity roll futures contract.

Calculation of the Index

The level of the Index is deemed to have been 100.0000 on January 8, 1999. The Index Sponsor has established a formula for the calculation of the Index level on each index business day:

Step #1: Identify the Excess Return Index Value as of the immediately preceding index business day

The Index level for any particular index business day t is based on the level as of the immediately preceding index business day (day t-1). Thus, the first step in calculating the Index level on day t is to identify the Excess Return Index Value at the close of the immediately preceding index business day (day t-1).

Step #2: For each Index Component, calculate the change in price and multiply by the previous index position

The second step is to calculate the change in price of each Index Component from the prior index business day’s price and multiply such change by the index position established on the index business day prior to the most recent Rebalancing Date as determined by the Backwardation Selection Process (as adjusted during the rebalancing process described in “Rebalancing of the Index”).

Step #3: For the current index business day, sum together all of the values obtained in Step #2

The values obtained in Step #2 for each Index Component are added together to obtain the aggregate change for all Index Components for a particular index business day.

Step #4: Calculate the Excess Return

Based on the values identified and calculated above, the Excess Return (“ERt”), is then calculated by adding the result of Step #3 for day t to the previous index business day’s Excess Return (“ERt-1”). On any index business day t, the Excess Return is:

Where:

“i”	means Index Component i;

“n”	means the number of Index Components underlying the Index, in this case twelve (12) (the six Long Index Components and six Short Index Components);

“t”	means an index business day;

“t-1”	means the index business day immediately prior to index business day t; and

“ERt”	means the Excess Return Index Value for index business day t;

“Pricei,t”	means the final settlement price of Index Component i on index business day t;

“Pricei,t-1”	means the final settlement price of Index Component i on index business day t-1; and

“Index Position” means, for each Index Component, the Target Weight of such Index Component (as determined by the Backwardation Selection Process) following the completion of the most recent monthly rebalancing as adjusted during the monthly rebalancing process described in “Rebalancing the Index”, multiplied by the level of the Index on the index business day prior to the Rebalancing Date and divided by the price of such Index Component on the index business day prior to the Rebalancing Date. See the discussion below under “Rebalancing of the Index” for an explanation of the Index’s behavior during the monthly rebalancing process.

The Excess Return Index Value of the Index is rounded to seven significant figures.

Step #5: Calculate the Collateral Return

The fifth step is to calculate the Collateral Return (“CRt”):

Where:

“t”	means an index business day;
“t-1”	means the index business day immediately preceding index business day t;
“CRt”	means the Collateral Return for index business day t;
“n”	means the number of calendar days between index business day t and the immediately preceding index business day; and
“TBILLt-1”	means the high rate for the most recent 13-Week (91-Day) US Treasury bill auction prior to index business day t as published by the U.S. Department of the Treasury Bureau of the Public Debt on the website www.treasurydirect.gov/RI/OFBills under column “Discount Rate %”, or if this source is not available, such other source as the Index Sponsor may determine in its sole discretion.

Step #6: Calculate the Index Level

Based on the values identified and calculated above, the level of the Index (“TRt”) is then calculated by dividing the Excess Return by the previous index business day’s Excess Return, then adding the Collateral Return. This figure is then multiplied by the previous index business day’s Index level:

Where:

“t” means an index business day;

“t-1” means the index business day immediately preceding index business day t;

“ERt” means the Excess Return Index Value for index business day t;

“TRt” means the Total Return Index Value for index business day t;

“CRt” means the Collateral Return for index business day t (as calculated above);

The Total Return Index Value of the Index is rounded to seven significant figures.

Rebalancing of the Index

The Index seeks to capture the potential performance of the Long Portfolio and the Short Portfolio (it being understood that short positions in the Short Portfolio generate a positive return when the value of the Short Index Components decrease). The Index Components of the Long Portfolio and Short Portfolio are determined by applying the Backwardation Selection Process (as discussed above). However, as the Backwardation Selection Process is repeated each month, any or all of the Index Components that make up the Long Portfolio and Short Portfolio may change as a result of the perceived relative backwardation of the underlying futures contracts as observed by the Backwardation Selection Process. Each month, the Index rebalances the weights of the Index Components during a five index business day period beginning on the fifth index business day of each calendar month (each a “Rebalancing Date”) to the Target Weights determined by the Backwardation Selection Process. On each index business day during the five-day Rebalancing Period, each Index Position is adjusted by 1/5 of the difference between the new long or short position and the previous month’s long or short position prior to the rebalancing.

If, on any Rebalancing Date, an Index Disruption Event occurs or is continuing with respect to an Index Component, then the change in the Index Position with respect to that Index Component is postponed to the next index business day on which there is no disruption event for that Index Component. For the avoidance of doubt, all Index Components in respect of which no disruption event is occurring or continuing on any Rebalancing Date are rebalanced on that next eligible index business day.

Historical Performance of the Index

The Index value is deemed to have been 100.00 on January 8, 1999, which is referred to as the “index base date”. The Index Sponsor began calculating the Index on November 23, 2010. Therefore, the historical information for the period from January 8, 1999 until November 23, 2010, is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor begun calculating the Index on the index base date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Historical information for the period from and after November 23, 2010 is based on the actual performance of the Index.

All calculations of historical information are based on information obtained from various third party independent and public sources. The Index Sponsor has not independently verified the information extracted from these sources.

The following table and graph illustrate the performance of the Index from the index base date to January 30, 2014. The estimated historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the value of the Index will increase sufficiently to cause holders of the ETNs to receive a payment at maturity in excess of the principal amount of such ETNs.

Date	Index value
January 8, 1999	100.0000
December 31, 1999	118.8177
December 29, 2000	158.1537
December 31, 2001	184.9570
December 31, 2002	190.0721
December 31, 2003	195.3054
December 31, 2004	232.4869
December 30, 2005	274.2550
December 29, 2006	408.5405
December 31, 2007	511.2925
December 31, 2008	626.6566
December 31, 2009	701.0751
November 23, 2010	770.2160
December 31, 2010	793.5859
December 30, 2011	828.8901
December 31, 2012	865.0689
December 31, 2013	927.5318
January 30, 2014	932.9014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Barclays Backwardation Long Short Total Return Index Historical Performance

January 8, 1999—January 30, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Modifications to the Index or the Index Components

The Index Sponsor does not presently intend to modify the Index or the Index Components (each, a “Sponsored Index” and collectively, the “Sponsored Indices”). However, under certain circumstances described in this section, the Index Sponsor may, in its sole discretion and in a commercially reasonable manner, make modifications to the Sponsored Indices. The Index Sponsor will promptly publish any such modifications on http://ecommerce.barclays.com/indices. Information contained in the website is not incorporated by reference herein and should not be considered a part hereof.

Index Disruption Events

If, on any index business day, an “Index Disruption Event” (as defined below) occurs that, in the sole discretion of the Index Sponsor, affects any Sponsored Index, the Index Sponsor may:

•	make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate such Sponsored Index as the Index Sponsor considers necessary in order to maintain the objectives of such Sponsored Index, or (b) the level of such Sponsored Index as the Index Sponsor considers appropriate in order to maintain the objectives of such Sponsored Index;

•	defer publication of the level of such Sponsored Index and any other information relating to such Sponsored Index until it determines, in its sole discretion, that no Index Disruption Event is occurring;

•	defer or suspend publication of the Sponsored Index in its sole discretion at any time; and/or

•	discontinue supporting such Sponsored Index or terminate the calculation of the level of such Sponsored Index and the publication of such level.

Any of the following will be an “Index Disruption Event”:

•	a material limitation, suspension or disruption in the trading of the commodity futures contracts underlying the Sponsored Index (including, but not limited to, the occurrence or announcement of a day on which there is a limitation on, or suspension of, the trading of any commodity futures contracts underlying the Sponsored Index imposed by the commodities exchange on which such commodity futures contract is traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such commodities exchange) that results in a failure by the relevant commodity exchange or other price source to announce or publish the closing price for such commodity futures contracts on any index business day;

•	(a) any of the commodity futures contracts underlying the Sponsored Index has ceased (or will cease) to have their prices publicly quoted, (b) any of the commodity futures contracts underlying the Sponsored Index has ceased (or will cease) to be traded on the primary trading facility or commodities exchange for such commodity futures contract, or (c) there has been (or there is pending) an announcement by the primary trading facility or commodities exchange for any of the commodity futures contracts underlying the Sponsored Index (including, but not limited to, any proposed discontinuation of trading of such commodity futures contract on such primary trading facility or exchange, or the proposed replacement of such commodity futures contract with a futures contract with a different specification) that can reasonably be expected to have a material impact on the liquidity of such commodity futures contracts underlying the Sponsored Index on such primary trading facility or commodities exchange, in each case as determined by the Index Sponsor;

•

the Index Sponsor determines, at any time, that (a) there has been (or there is pending) a change in taxation generally affecting commercial banks organized and subject to tax in the United Kingdom (including, but not limited to, any tax generally imposed on commercial banks organized and subject to tax in the United Kingdom), or (b) there has been (or there is pending) a change in taxation affecting market participants in the

United Kingdom or the United States generally who hold positions in any of the contracts underlying a Sponsored Index (including, but not limited to, any tax generally imposed on market participants in the United Kingdom or the United States generally who hold positions in any of the contracts underlying the Sponsored Indices );

•	an Index Force Majeure Event, as defined below, that lasts for at least 30 consecutive calendar days; and/or

•	there shall have occurred any other event that would make the calculation of a Sponsored Index impossible or infeasible, technically or otherwise, or that makes such Sponsored Index non-representative of market prices or undermines the objectives of such Sponsored Index (including as a result of any modification to the methodologies used by the Sponsored Index or otherwise) or the reputation of such Sponsored Index as a fair and tradable benchmark.

The following event will not be an Index Disruption Event:

•	a limitation on the hours or numbers of days of trading on the relevant exchanges, trading facilities or markets, but only if the limitation results from an announced change in the regular business hours of the relevant exchanges, trading facilities or markets.

Index Force Majeure Events

If, on any index business day, an “Index Force Majeure Event” occurs that, in the sole discretion of the Index Sponsor, affects a Sponsored Index, the Index Sponsor may, in order to take into account such Index Force Majeure Event:

•	make, in its sole discretion, such determinations and/or adjustments in relation to (a) the methodology used to calculate such Sponsored Index as the Index Sponsor considers necessary in order to maintain the objectives of such Sponsored Index, or (b) the value or level of such Sponsored Index as the Index Sponsor considers appropriate in order to maintain the objectives of the Sponsored Index; and/or

•	defer publication of the value or level of such Sponsored Index and any other information relating to such Sponsored Index until it determines, in its sole discretion, that no Index Force Majeure Event is occurring.

An “Index Force Majeure Event” means any systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance or event that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines, in its sole discretion, affects any Sponsored Index and/or underlying futures contracts.

Index Sponsor Determinations

All determinations made by the Index Sponsor with respect to the Sponsored Indices will be made in its sole discretion and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error. The Index Sponsor reserves the right to make adjustments to correct errors contained in previously published information relating to a Sponsored Index, including but not limited to the Sponsored Index level, and to publish the corrected information, but is under no obligation to do so and shall have no liability in respect of any errors or omissions contained in any subsequent publication. Notwithstanding the above, the Index Sponsor will not adjust or correct any previously published Sponsored Index level other than in cases of manifest error.

Change in Index Methodology; Adjustments; Termination of an Index

While the Index Sponsor currently employs the methodology described in this pricing supplement to calculate the Sponsored Indices, from time to time it may be necessary to modify the methodology (including the information or inputs on which the Sponsored Indices are based). The Index Sponsor reserves the right, in its sole discretion, to make such modifications to the methodology in a commercially reasonable manner. Where the Index Sponsor elects to make a modification or change in the methodology, the Index Sponsor will make reasonable efforts to ensure that such modifications will result in a methodology that is consistent with the methodology described above. The Index Sponsor may, at any time and without notice, change the name of the Sponsored Indices, the place and time of the publication of their values or levels and the frequency of publication of their values or levels. The Index Sponsor expects to publish any such changes or modifications on http://ecommerce.barclays.com/indices (or any successor thereto). Information contained on this web site is not incorporated by reference herein and should not be considered a part hereof. The Index Sponsor may, in its sole discretion, at any time and without notice, terminate the calculation and publication of the value or level of any Sponsored Index.

Disclaimer

The Index Sponsor does not guarantee the accuracy and/or completeness of the Sponsored Indices, any data included therein, or any data on which they are based, and the Index Sponsor shall have no liability for any errors, omissions, or interruptions therein.

The Index Sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the Sponsored Indices. The Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Sponsored Indices or any data included therein. Without limiting any of the foregoing, in no event shall the Index Sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the Index Sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Sponsored Indices or publication of the levels of the Sponsored Indices (or failure to publish such levels) and any use to which any person may put the Sponsored Indices or the levels of the Sponsored Indices. In addition, although the Index Sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the values or levels of the Sponsored Indices, the Index Sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

VALUATION OF THE ETNS

The market value of the ETNs will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the ETNs more than any other factors. Other factors that may influence the market value of the ETNs include, but are not limited to, supply and demand for the ETNs, the volatility of the Index, the market price of the futures contracts underlying the Index Components, the Treasury Bill rate of interest, the volatility of commodities prices, economic, financial, political, regulatory, or judicial events that affect the value of the Index or the market price of the futures contracts underlying the Index Components, the general interest rate environment, as well as the perceived creditworthiness of Barclays Bank PLC. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

An intraday indicative value meant to approximate the intrinsic economic value of the ETNs will be calculated and published every 15 seconds during each trading day by [—] (the “IIV calculation agent” or a successor via the facilities of the Consolidated Tape Association under the ticker symbol “ [—]”. In connection with the ETNs, we use the term “intraday indicative value” to refer to the value at a given time determined based on the following equation:

Intraday Indicative Value = Closing Indicative Value on the immediately preceding calendar day X Current Daily Index Factor where:

Closing Indicative Value = The closing indicative value of the ETNs as described in this pricing supplement;

Current Daily Index Factor = The most recent published level of the Index as reported by the

Index Sponsor / the closing level of the Index on the immediately preceding trading day; and

The intraday indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the closing indicative note value on the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the investor fee that may have accrued over the course of such trading day. Published Index levels from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative value of your ETNs. Index levels provided by the Index Sponsor will not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the ETNs may be different from the published intraday indicative value.

As discussed in “Specific Terms of the ETNs—Payment Upon Holder Redemption and Upon Issuer Redemption”, you may, subject to certain restrictions, choose to redeem your ETNs on any redemption date during the term of the ETNs. If you redeem your ETNs on a particular redemption date, you will receive a cash payment on such date in U.S. dollars per ETN in an amount equal to the closing indicative value on the applicable valuation date. You must redeem at least 10,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

In addition, on any index business day that is not also a valuation date (for example, if trading is conducted on some but not all of the markets on which the futures contracts underlying the Index Components are traded), the calculation agent may publish for reference purposes only a closing indicative value based on the closing level of the Index on such index business day. In this case, the closing indicative value is not intended to reflect an amount that may be paid upon redemption of the ETNs, as such an amount will only be calculated with respect to date that is a valuation date.

The IIV calculation agent is not affiliated with Barclays Bank PLC and does not approve, endorse, review or recommend Barclays Bank PLC or the ETNs.

The closing indicative note value, the intraday indicative note value and other information furnished in connection with the ETNs will be derived from sources deemed reliable, but the IIV calculation agent and its suppliers do not guarantee the correctness or completeness of the closing indicative note value, the intraday indicative note value or other information furnished in connection with the ETNs. THE IIV CALCULATION AGENT MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, BARCLAYS BANK PLC’S CUSTOMERS, HOLDERS OF THE ETNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CLOSING INDICATIVE NOTE VALUE, THE INTRADAY INDICATIVE NOTE VALUE OR ANY DATA INCLUDED THEREIN WITH RESPECT TO THE ETNs. THE IIV CALCULATION AGENT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE CLOSING INDICATIVE NOTE VALUE, THE INTRADAY INDICATIVE NOTE VALUE OR ANY DATA INCLUDED THEREIN WITH RESPECT TO THE ETNs.

The IIV calculation agent and its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of either the IIV calculation agent or its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the closing indicative note value, the intraday indicative note value or any data included therein with respect to the ETNs, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The IIV calculation agent shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the closing indicative note value, the intraday indicative note value or any data included therein with respect to the ETNs, from whatever cause. The IIV calculation agent is not responsible for the selection of or use of the Index or the ETNs, the accuracy and adequacy of the Index or information used by Barclays Bank PLC and the resultant output thereof.

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

The ETNs are part of a series of debt securities entitled “Global Medium-Term Notes, Series A” (the “medium-term notes”) that we may issue under the indenture, dated September 16, 2004, between Barclays Bank PLC and The Bank of New York Mellon, as trustee, from time to time. This pricing supplement summarizes specific financial and other terms that apply to the ETNs. Terms that apply generally to all medium-term notes are described in “Description of Medium-Term Notes” and “Terms of the Notes” in the accompanying prospectus supplement, and terms that apply generally to all index-linked notes are described in “Reference Assets—Indices” in the accompanying prospectus supplement. The terms described here (i.e., in this pricing supplement) supplement those described in the accompanying prospectus, prospectus supplement and any related free writing prospectuses and, if the terms described here are inconsistent with those described in those documents, the terms described here are controlling.

Please note that the information about the price to the public and the proceeds to Barclays Bank PLC on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the ETNs in more detail below.

Coupon

We will not pay you interest during the term of the ETNs.

Denomination

We will offer the ETNs in denominations of $100.

Payment at Maturity

If you or we have not previously redeemed your ETNs, you will receive a cash payment in U.S. dollars at maturity per ETN in an amount equal to the closing indicative value on the final valuation date.

Inception, Issuance and Maturity

The ETNs and will be first sold on [—], which we refer to as their inception date. The ETNs are expected to be first issued on [—], and will be due on [—].

If the maturity date stated on the cover of this pricing supplement is not a business day, the maturity date will be the next following business day. If the fifth business day before this day does not qualify as a valuation date (as described below), then the maturity date will be the fifth business day following the final valuation date. The calculation agent may postpone the final valuation date—and therefore the maturity date—if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “—Market Disruption Event” below.

In the event that payment at maturity is deferred beyond the stated maturity date, penalty interest will not accrue or be payable with respect to that deferred payment.

Payment Upon Holder Redemption and Upon Issuer Redemption

Prior to maturity, you may, subject to certain restrictions, choose to redeem your ETNs on any redemption date during the term of the ETNs, provided that you present at least 10,000 ETNs for redemption, or your broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer) to engage in securities transactions) bundles your ETNs for redemption with those of other investors to reach this minimum. If you redeem your ETNs on a particular redemption date, you will receive a cash payment in U.S. dollars per ETN on such date in an amount equal to the closing indicative value on the applicable valuation date. You must redeem at least 10,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 10,000 ETNs. Any such reduction will be applied on a consistent basis for all holders of ETNs at the time the reduction becomes effective.

Notwithstanding the foregoing, if an automatic termination event, as described under “—Payment Upon the Occurrence of an Automatic Termination Event”, occurs between the time at which you deliver a notice of redemption to us and the close of business on the applicable valuation date, your notice of redemption will be deemed ineffective and your ETNs will be automatically redeemed on the relevant redemption date as described under “— Payment Upon the Occurrence of an Automatic Termination Event”.

Prior to maturity, we may redeem the ETNs (in whole but not in part) at our sole discretion on any trading day on or after the inception date until and including maturity. If we redeem the ETNs, you will receive a cash payment in U.S. dollars per ETN in an amount equal to the closing indicative value on the applicable valuation date.

In the event that payment upon early redemption is deferred beyond the original redemption date, penalty interest will not accrue or be payable with respect to that deferred payment.

Payment Upon the Occurrence of an Automatic Termination Event

We will automatically redeem your ETNs (in whole only, but not in part) if, on any valuation date prior to (but not including) the final valuation date, the closing indicative value is less than the automatic termination trigger. We will redeem your ETNs on the relevant redemption date and will deliver a notice of redemption to DTC in the form attached as Annex C that will specify such date. Upon such redemption, you will receive a cash payment equal to the automatic redemption value.

The “automatic termination trigger” on any valuation date will equal 50% of the principal amount per ETN, or $50 for each ETN.

An “automatic termination date” is any valuation date on which an automatic termination event occurs.

The “automatic redemption value” will be equal to the closing indicative value on the valuation date immediately following the automatic termination date.

Closing Indicative Value

The “closing indicative value” for the ETNs on any calendar day will be calculated in the following manner. The closing indicative value on the inception date will equal $100. On each subsequent calendar day until maturity or early redemption, the closing indicative value will be equal to (1) the closing indicative value on the immediately preceding calendar day times (2) the daily index factor on such calendar day (or, if such day is not a trading day, one) minus (3) the investor fee on such calendar day.

Daily Index Factor

The “daily index factor” for the ETNs on any index business day will be equal to (1) the closing level of the Index on such index business day divided by (2) the closing level of the Index on the immediately preceding index business day.

Investor Fee

The “investor fee” for each ETN is 0.95% per year times the closing indicative value times the daily index factor, calculated on a daily basis in the following manner. The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to (1) 0.95% times (2) the closing indicative value on the immediately preceding calendar day times (3) the daily index factor on that day (or, if such day is not an index business day, one) divided by (4) 365. Because the investor fee is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.95% per year.

Index Business Day

An “index business day” is a day on which the Index is calculated, as determined by the NYSE Euronext Holiday & Hours schedule, as published on http://www.nyx.com/en/holidays-and-hours/nyse or any successor website thereto.

Valuation Date

A valuation date is each business day from [—] to [—], inclusive (subject to the occurrence of a market disruption event), or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. We refer to [—] as the “final valuation date”.

Redemption Date

A “redemption date” is:

•	in the case of holder redemption, the third business day following a valuation date (other than the final valuation date). The final redemption date will be the third business day following the valuation date that is immediately prior to the final valuation date;

•	in the case of issuer redemption, the date specified by us in the issuer redemption notice, which will in no event be prior to the tenth calendar day following the date on which we deliver such notice, but in any case not later than the maturity date; and

•	in the case of an automatic termination event, the fifth business day following the automatic termination date; provided that if calculation of the automatic redemption value is postponed as a result of a market disruption event, the redemption date will be the fifth business day after the automatic redemption value is calculated.

Business Day

A “business day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a day on which banking institutions in New York City or London, as applicable, generally are authorized or obligated by law, regulation, or executive order to close.

Trading Day

A “trading day” is a day on which (i) the value of the Index is published by the Index Sponsor, (ii) trading is generally conducted on the listing exchange and (iii) trading is generally conducted on the markets on which the futures contracts underlying the Index Components are traded, in each case as determined by the calculation agent in its sole discretion.

Holder Redemption Procedures

You may, subject to the minimum redemption amount described above, elect to redeem your ETNs on any redemption date. To redeem your ETNs, you must instruct your broker or other person with whom you hold your ETNs to take the following steps:

•	deliver a notice of holder redemption, which is attached as Annex A, to us via email by no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of holder redemption, which is attached as Annex B;

•	deliver the signed confirmation of holder redemption to us via facsimile in the specified form by 5:00 p.m., New York City time, on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

•	instruct your DTC custodian to book a delivery vs. payment trade with respect to your ETNs on the valuation date at a price equal to the applicable closing indicative value, facing Barclays DTC 5101; and

•	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date (the third business day following the valuation date).

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If we do not receive your notice of holder redemption by 4:00 p.m., New York City time, or your confirmation of holder redemption by 5:00 p.m., New York City time, on the business day prior to the applicable valuation date, your notice will not be effective and we will not redeem your ETNs on the applicable redemption date. Any redemption instructions for which we (or our affiliate) receive a valid confirmation in accordance with the procedures described above will be irrevocable.

If you elect to redeem your ETNs on a redemption date that is later in time than the redemption date resulting from our subsequent election to exercise our issuer redemption right, your election to redeem your ETNs will be deemed to be ineffective, and your ETNs will instead be redeemed on the redemption date pursuant to such issuer redemption.

Additionally, if an automatic termination event occurs between the time at which you deliver a notice of redemption to us and the close of business on the applicable valuation date, your notice of redemption will be deemed ineffective and your ETNs will be automatically redeemed on the relevant redemption date at an amount equal to the automatic redemption value.

Issuer Redemption Procedures

We have the right to redeem or “call” the ETNs (in whole but not in part) at our sole discretion without your consent on any trading day on or after inception date until and including maturity. If we elect to redeem the ETNs, we will deliver written notice of such election to redeem to the holders of such ETNs not less than ten calendar days prior to the redemption date specified by us in such notice. In this scenario, the final valuation date will be deemed to be the fifth trading day prior to the redemption date (subject to postponement in the event of a market disruption event as described below in this pricing supplement), and the ETNs will be redeemed on the date specified by us in the issuer redemption notice, but in no event prior to the tenth calendar day following the date on which we deliver such notice, but in any case not later than the maturity date.

Market Disruption Event

As set forth under “—Payment at Maturity” and “ —Payment Upon Holder Redemption and Upon Issuer Redemption” above, the calculation agent will determine the value of the Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the value of the Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of the commodities futures contract(s) underlying the Index Components. If such a postponement occurs, the value of the futures contracts unaffected by the market disruption event shall be determined on the scheduled valuation date, and the value of the affected futures contracts shall be determined using the closing values of the affected futures contracts on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will a valuation date for the ETNs be postponed by more than five trading days.

If a valuation date is postponed until the fifth trading day following the scheduled valuation date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the valuation date and the calculation agent will make a good faith estimate in its sole discretion of the value of the Index for such day.

If the calculation agent is prevented from determining the automatic redemption value because a market disruption event occurs or is continuing following the occurrence of an automatic termination event, the calculation agent may determine the automatic redemption value when the market disruption event has ceased to occur. However, if such market disruption event is continuing on the fifth trading day after the automatic termination date, the calculation agent may make a good faith estimate in its sole discretion of the value of the Index and will determine the automatic redemption value prior to the close of trading on the fifth trading day. See also “Risk Factors—If the ETNs Are Automatically Redeemed Following the Occurrence of an Automatic Termination Event, You Will Not Benefit From Any Subsequent Increase in the Level of the Index”.

Any of the following will be a market disruption event:

•	a material limitation, suspension or disruption in the trading of the futures contract(s) underlying the Index Components which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•	the daily contract reference price for any such futures contract is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•	failure of the applicable trading facility or other price source to announce or publish the daily contract reference price for the futures contract(s) underlying the Index Components; or

•	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this pricing supplement.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading on a trading facility on which the futures contract(s) underlying the Index Components are traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in the futures contract(s) underlying the Index Components.

Default Amount on Acceleration

If an event of default occurs and the maturity of the ETNs is accelerated, we will pay the default amount in respect of the principal of the ETNs at maturity. We describe the default amount below under “—Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the principal amount of that ETN. Although the terms of the ETNs may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities—Modification and Waiver” and “—Senior Events of Default; Subordinated Events of Default and Defaults; Limitations of Remedies”.

Default Amount

The default amount for the ETNs on any day will be an amount, determined by the calculation agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the ETNs as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the ETNs. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the ETNs in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the ETNs, which we describe below, the holders of the ETNs and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the ETNs.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services, or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service, or any successor, or any other comparable rating then used by that rating agency.

Further Issuances

We may, without your consent, create and issue additional securities having the same terms and conditions as the ETNs. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may consolidate the additional securities to form a single class with the outstanding ETNs.

Discontinuance or Modification of the Index

If the Index Sponsor discontinues publication of the Index and it or any other person or entity publishes an index that the calculation agent determines is comparable to the Index and approves as a successor index, then the calculation agent will determine the value of the Index on the applicable valuation date and the amount payable at maturity or upon early redemption by reference to such successor index.

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index, or that the closing level of the Index is not available because of a market disruption event or for any other reason, on the date on which the value of the Index is required to be determined, or if for any other reason the Index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the Index, the Index Components or the method of calculating the Index has been changed at any time in any respect—including any addition, deletion or substitution and any reweighting or rebalancing of Index Components, and whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Components, or is due to any other reason—then the calculation agent will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable on the maturity date or upon redemption is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the value of the Index and the amount payable at maturity or upon early redemption or otherwise relating to the value of the Index may be made in the calculation agent’s sole discretion. See “Risk Factors” in this pricing supplement for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a business day with respect to the ETNs, we mean a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in London or New York City generally are authorized or obligated by law, regulation or executive order to close.

Role of Calculation Agent

Currently, Barclays Bank PLC serves as the calculation agent. We may change the calculation agent after the original issue date of the ETNs without notice. The calculation agent will, in its sole discretion, make all determinations regarding the value of the ETNs, including at maturity or upon early redemption, market disruption events, business days, trading days, the daily index factor, the investor fee, the default amount, the closing indicative value of the ETNs on any valuation date, the automatic redemption value, the maturity date, redemption dates, the amount payable in respect of your ETNs at maturity or upon early redemption and any other calculations or determinations to be made by the calculation agent as specified herein. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the ETNs for the purposes we describe in the attached prospectus supplement under “Use of Proceeds and Hedging”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the ETNs as described below.

In anticipation of the sale of the ETNs, we or our affiliates expect to enter into hedging transactions involving purchases of instruments linked to the Index prior to or on the inception date. In addition, from time to time after we issue the ETNs, we or our affiliates may enter into additional hedging transactions or unwind those hedging transactions we have entered into. In this regard, we or our affiliates may:

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to some or all of the futures contracts underlying the Index Components or the Index Components or the Index;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices, contracts or commodities; or

•	any combination of the above two.

We or our affiliates may acquire a long or short position in securities similar to the ETNs from time to time and may, in our or their sole discretion, hold or resell those securities.

Our affiliate, Barclays Capital Inc., may make a market in the ETNs. In connection with any such market making activities, Barclays Capital Inc. may acquire long or short positions in the ETNs, including through options or other derivative financial instruments linked to the

ETNs, and may hedge such long or short positions by selling or purchasing the ETNs or entering into options or other derivative financial instruments linked to the ETNs.

We or our affiliates may close out our or their hedge positions on or before the final valuation date, including closing out such hedge positions on or before the close of business on the valuation date immediately following an automatic termination date after the occurrence of an automatic termination event. That step may involve sales or purchases of listed or over-the-counter options or futures on Index Components or listed or over-the-counter options, futures, or other instruments linked to the level of the Index Components or the Index, as well as other indices designed to track the performance of the Index or other components of the commodities market.

The hedging activity discussed above may adversely affect the level of the Index and, as a consequence, the market value of the ETNs from time to time and the amount payable at maturity or upon early redemption. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement and is the opinion of our counsel, Sullivan & Cromwell LLP. It applies to you only if you are a U.S. holder (as defined below) and you hold your ETNs as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a regulated investment company;

•	a partnership or other pass-through entity;

•	a person that owns an ETN as a hedge or that is hedged against interest rate risks;

•	a person that owns an ETN as part of a straddle or conversion transaction for tax purposes; or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the ETNs in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

This section describes the tax consequences to a U.S. holder. You are a U.S. holder if you are a beneficial owner of an ETN and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the ETNs as a pre-paid forward contract with respect to the Index. Pursuant to the terms of the ETNs, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to treat the ETNs for all U.S. federal income tax purposes in accordance with such characterization. If the ETNs are so treated, you should generally recognize capital gain or loss upon the sale, early redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and your tax basis in the ETNs. In general, your tax basis in your ETNs will be equal to the price you paid for your ETNs. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates in cases where the holder has a holding period of greater than one year.

No statutory, judicial or administrative authority directly discusses how your ETNs should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the ETNs are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your ETNs in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments

There is no judicial or administrative authority discussing how your ETNs should be treated for U.S. federal income tax purposes. Therefore the Internal Revenue Service might assert that your ETNs should be treated in a manner that differs from that described above. For example, the Internal Revenue Service might assert that your ETNs should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If your ETNs are so treated, you would be required to accrue interest income over the term of your ETNs based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your ETNs. You would recognize gain or loss upon the sale, early redemption or maturity of your ETNs in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your ETNs. In general, your adjusted basis in your ETNs would be equal to the amount you paid for your ETNs, increased by the amount of interest you previously accrued with respect to your ETNs. Any gain you recognize upon the sale, early redemption or maturity of your ETNs would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your ETNs, and thereafter would be capital loss.

Moreover, it is possible that the Internal Revenue Service could seek to tax your ETNs by reference to your deemed ownership of futures contracts underlying the long and short positions in the Index Components that are included in the Index. In such a case, it is possible that Section 1256 of the Internal Revenue Code could apply to your ETNs, in which case any gain or loss that you recognize with respect to the ETNs that is attributable to the regulated futures contracts represented in the Index could be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the ETNs. Under this approach, you could also be required to mark such portion of the ETNs to market at the end of each taxable year (i.e., recognize gain or loss as if the relevant portion of your ETNs had been sold for fair market value). Under this alternative treatment, you could also be required to (i) recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or each time a futures contract tracked by the Index Components rolls, and (ii) currently accrue ordinary interest income in respect of the notional interest component of the Index Components.

Even if you are not treated as owning the underlying components of the your ETNs, it is possible that you would be required to (i) recognize gain or loss, at least a portion of which could be short-term capital gain or loss, each time a contract that is tracked by the Index Components rolls and / or (ii) currently accrue ordinary interest income in respect of the notional interest component of the Index Components. In addition, it is possible that the Internal Revenue Service could assert that any gain or loss that you recognize on the early redemption or maturity of your ETNs should be treated as ordinary gain or loss, or that you should otherwise be required to accrue interest over the term of your ETNs. Because the Index may take positions in metals (including both precious metals and industrial metals), it is also possible that the Internal Revenue Service could assert that at least a portion of your ETNs should be treated as giving rise to “collectibles” gain or loss if you hold your ETNs for more than one year, although we do not think such a treatment would be appropriate in this case because a sale or exchange of such ETNs is not the sale or exchange of a collectible but is rather a sale or exchange of a contract that reflects the value of a collectible. Under current law, “collectibles” gain is subject to tax at marginal rates of up to 28%. In addition, it is possible that you could be required to recognize gain or loss at any time when the Index is rebalanced, modified, adjusted, discontinued or replaced with a successor index. It is also possible that the ETNs could be treated as notional principal contracts. If the ETNs were treated as notional principal contracts, you could be required to accrue income over the term of your ETNs, and any gain you recognize upon the maturity of your ETNs would generally be treated as ordinary income. There may also be a risk that the Internal Revenue Service could assert that the ETNs should at least partially give rise to short-term capital gain or loss because the ETNs offer exposure to a short investment strategy.

Further, it is possible that the Internal Revenue Service could assert that your holding period in respect of your ETNs should end on the date on which the amount you are entitled to receive upon the early redemption or maturity of your ETNs is determined, even though you will not receive any amounts from the issuer in respect of your ETNs prior to the early redemption or maturity of your ETNs. In such a case, you may be treated as having a holding period in respect of your ETNs that is less than one year even if you receive cash upon the early redemption or maturity of your ETNs at a time that is more than one year after the beginning of your holding period.

In addition, the Internal Revenue Service could potentially assert that you should be required to treat amounts attributable to the investor fee as amounts of expense. The deduction of any such deemed expenses would generally be subject to the 2% floor on miscellaneous itemized deductions. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your ETNs. Under this alternative treatment, you could also be required to recognize amounts of gain or loss over the term of your ETNs as if you had sold a portion of your ETNs to pay these amounts.

In December, 2007, the Internal Revenue Service released a notice that may affect the taxation of the ETNs. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the ETNs should be required to accrue ordinary income on a current basis. The notice also states that the Internal Revenue Service and the Treasury Department are considering other relevant issues, including whether gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of instruments such as the ETNs should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments.

Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the ETNs (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until early redemption or maturity. The outcome of this process is uncertain. Except to the extent otherwise provided by law, we intend to treat the ETNs for U.S. federal income tax purposes in accordance with the treatment described in this section unless and until such time as the Internal Revenue Service and the Treasury Department determine that some other treatment is more appropriate.

Similarly, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the ETNs after the bill was enacted to accrue interest income on a current basis. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your ETNs.

“Specified Foreign Financial Asset” Reporting

Under legislation enacted in 2010, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” generally include any financial accounts maintained by foreign financial institutions as well as any of the following (which may include the ETNs), but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the ETNs.

Information Reporting and Backup Withholding

Please see the discussion under “Certain U.S. Federal Income Tax Considerations–Information Reporting and Backup Withholding” in the accompanying prospectus supplement for a description of the applicability of the information reporting and backup withholding rules to payments made on your ETNs.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We intend to sell a portion of the ETNs on the inception date at [—]% of their stated principal amount through Barclays Capital Inc., our affiliate, as principal in the initial distribution. Following the inception date, the remainder of the ETNs will be offered and sold from time to time through Barclays Capital Inc., as agent. Sales of the ETNs by us after the inception date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Barclays Capital Inc. will not receive an agent’s commission in connection with sales of the ETNs.

In connection with this offering, we will sell the ETNs to dealers as principal, and such dealers may then resell ETNs to the public at varying prices that the dealers will determine at the time of resale. In addition, such dealers may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this pricing supplement and the accompanying prospectus and prospectus supplement) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this prospectus that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Among other activities, broker-dealers and other persons may make short sales of the ETNs and may cover such short positions by borrowing ETNs from us or our affiliates or by purchasing ETNs from us or our affiliates subject to our obligation to repurchase such ETNs at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

ANNEX A

NOTICE OF HOLDER REDEMPTION

To: etndesk@barclays.com

Subject: Barclays ETN+ Backwardation Long Short ETN, Notice of Holder Redemption, CUSIP No. 06742K881

[BODY OF EMAIL]

Name of holder: [                    ]

Number of ETNs to be redeemed: [                    ]

Applicable Valuation Date: [            ], 20[    ]

Contact Name: [                            ]

Telephone #: [                                ]

Acknowledgement: I acknowledge that the ETNs specified above will not be redeemed unless all of the requirements specified in the pricing supplement relating to the ETNs are satisfied.

A-1

ANNEX B

CONFIRMATION OF HOLDER REDEMPTION

Dated:

Barclays Bank PLC

Barclays Bank PLC, as Calculation Agent

Fax: 212-412-1232

Dear Sir/Madam:

The undersigned holder of Barclays Bank PLC’s $[ ] Global Medium-Term Notes, Series A, Barclays ETN+ Backwardation Long Short ETN (the “ETNs”), CUSIP No. 06742K881, redeemable for a cash amount under the terms of the ETNs, hereby irrevocably elects to exercise, on the redemption date of                     , with respect to the number of ETNs indicated below, as of the date hereof, the redemption right as described in the prospectus relating to the ETNs (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) instruct its DTC custodian with respect to the ETNs (specified below) to book a delivery vs. payment trade on the valuation date with respect to the number of ETNs specified below at a price per ETN equal to the closing indicative value on the applicable valuation date, facing Barclays DTC 5101 and (ii) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the redemption date.

Very truly yours,
[NAME OF HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of ETNs surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

(You must redeem at least 10,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date.)

B-1

ANNEX C

REDEMPTION NOTICE FOR AUTOMATIC TERMINATION EVENT

To: The Depository Trust Company (DTC)

Subject: Notice of Redemption for Automatic Termination Event for Barclays ETN+ Backwardation Long Short ETN, CUSIP No. 06742K881

Barclays Bank PLC hereby notifies DTC of the redemption of its Barclays ETN+ Backwardation Long Short ETN, CUSIP No. 06742K881 (the “ETNs”) as a result of the occurrence of an automatic termination event. The ETNs will be redeemed (in whole only, but not in part) on [—], 20[—] (i.e., five business days after the automatic termination date), and the payment upon redemption will be the closing indicative value on the valuation date immediately following the automatic termination date. All terms not defined in this notice shall have the meaning ascribed thereto in the prospectus relating to the ETNs.

BARCLAYS BANK PLC

Name:
Title:

cc: The Bank of New York Mellon (as trustee)

C-1

BARCLAYS BANK PLC

$[—] Barclays ETN+ Backwardation Long Short ETN

GLOBAL MEDIUM-TERM NOTES, SERIES A

Pricing Supplement

[—]

(to Prospectus dated July 19, 2013 and

Prospectus Supplement dated July 19, 2013)